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                                                                  EXHIBIT 10.01

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                             ADFORCE ASIA (H.K.), LTD.

                              JOINT VENTURE AGREEMENT


This Joint Venture Agreement (the "Agreement") is entered into effective as of August 31, 1999 (the "Effective Date") by and between AdForce, Inc. ("AdForce"), a Delaware corporation with offices at 10590 North Tantau Avenue, Cupertino, CA 95014, SINA.com ("SINA"), a Cayman Islands corporation with its U.S. offices at 1313 Geneva Drive, Sunnyvale, CA 94089, and Compuserve Consultants, Ltd., a Hong Kong corporation with principal offices at Unit 405, 4/F, Westlands Centre, 20 Westlands Road, Quarry Bay, Hong Kong ("Compuserve"). Prior to the formation of AdForce Asia (H.K.), Ltd., AdForce will form a wholly owned subsidiary in the Cayman Islands and this subsidiary will replace AdForce as a party to this Agreement. References to AdForce will thereafter refer to the Cayman Islands subsidiary. References to the "Parent," however, will refer to AdForce, Inc., a Delaware corporation.

                                      RECITALS

A. Parent provides outsourced, centralized ad management and delivery services for the Internet throughout the world through its data centers, proprietary software, personnel and distribution relationships.

B. SINA owns and operates the largest and fastest growing Internet portal serving greater China and the Chinese-speaking community worldwide.

C. Compuserve provides a variety of services, including software consulting services whereby software products can be "localized" for use in greater China.

D. AdForce, SINA and Compuserve (individually a "Party" or "Shareholder," and collectively the "Parties" or "Shareholders") desire to form a corporation to be known as AdForce Asia (H.K.), Ltd. (the "JV") for the purposes described below.

E. The Parties desire to set forth the rights, duties and obligations of the Parties in connection with the formation and operation of the JV and to enter into the relationship thereafter.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereto, intending to be legally bound, agree as follows:

Section 1.    PURPOSE.

1.1 The goals of the Parties in entering into this joint venture relationship are:

       (a) to have the JV become a leading provider of outsourced, centralized ad management and delivery services on the Internet for customers primarily utilizing the Chinese language and whose primary
       operations are located in specific countries, namely   Peoples' Republic
       of China, Hong Kong S.A.R., Macau S.A.R., Taiwan and Singapore (the "Territory"); and

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       (b)    to position the JV for long-term success and conduct an initial public offering of JV Shares (as defined below) within a period of four
       (4) years from the Effective Date.

1.2    To advance these goals:

       (a) AdForce will license to the JV certain desktop and front end technology proprietary to AdForce, subject to third party rights and pursuant to a license agreement substantially similar to the License Agreement attached as Annex C;

       (b) SINA will agree to procure ad serving services exclusively from Parent, and subsequently from the JV, pursuant to the agreement attached hereto as Annex E, and will agree to market and promote the JV pursuant to a Marketing Agreement to be mutually agreed by the Parties and attached as Annex F;

       (c) Compuserve will agree to localize certain desktop technology proprietary to AdForce for use by the JV pursuant to an agreement substantially similar to the Consulting Agreement attached as Annex G, and will assign all Intellectual Property Rights to such work and product to the JV; Compuserve will also become a reseller of JV services pursuant to an agreement substantially similar to the Reseller Agreement attached as Annex H; and

       (d) Parent and the JV will agree to subcontract certain ad serving functions to each other in the Territory and the rest of the world pursuant to the Reciprocal Services Agreement attached as Annex D.

Section 2.    DEFINITIONS.

For purposes of this Agreement, the following words, terms and phrases shall have the meanings assigned to them in this Section 2 unless otherwise stated specifically:

2.1 "Affiliate" shall mean a person or entity that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified. For purposes of this Section 2.1, "control" shall be defined as (a) fifty percent (50%) or more common equity ownership, or (b) the ability to direct the management or policies of a person or entity, whether by contract or otherwise.

2.2 "Board of Directors" or "Board" shall mean the board of directors of the JV.

2.3 "Confidential Information" means all proprietary information and materials of a party or the JV (or a third person to whom a nondisclosure or nonuse duty is owed), patentable or otherwise, including, without limitation, computer programs, code, technical and marketing information, data, reports, know-how, patent positioning, financial information and business plans, including any negative developments, whether disclosed on, before or after the date of this Agreement. Confidential Information does not include information which the receiving party can demonstrate by written documentation or other tangible (including electronic) proof: (i) is already known when disclosed by the disclosing party; (ii) has or becomes generally known or available through no fault of the receiving party; (iii) has been rightfully received from a third party that has the right to disclose it; or
(iv) has been independently developed by the receiving party without use of the Confidential Information.

2.4    "Director" shall mean a member of the Board of Directors of the JV.

2.5 "Effective Date" shall have the meaning specified in the preamble to this Agreement.

2.6 "AdForce Copyrights" shall mean all AdForce rights relating to the Licensed Technology (as defined in the License Agreement) under the United States Copyright laws, and under any like, similar or

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relevant laws in countries other than the United States, wherein such AdForce rights are acquired at any time prior to the expiration or termination of the Term of this Agreement.

2.7 "AdForce Patents" shall mean all patents, utility models and design patents of all countries of the world owned by AdForce relating to the Licensed Technology, including applications for patents, utility models and design patents, as well as any amendments, renewals or extensions of any of the foregoing.

2.8 "Intellectual Property Rights" shall mean all of the following worldwide legal rights: (i) patents, patent applications, and patent rights;
(ii) rights associated with works of authorship (including audio/visual works), including copyrights, copyright applications, and copyright registrations; (iii) rights relating to the protection of trade secrets and confidential information; (iv) trademarks, trademark registrations, service marks, and applications therefor, trade names, rights in trade dress and packaging; (v) Moral Rights; (vi) design rights; (vii) any rights, whether local, state, federal or foreign, analogous to those set forth in the preceding clauses and any other proprietary rights relating to intangible property; and (viii) divisions, continuations, renewals, reissues, and extensions of the foregoing (as applicable) now existing or hereafter filed, issued, or acquired.

2.9 "Supplemental Agreements" shall mean the agreements described in Annexes C- H.

2.10 "Local Laws" shall mean the laws, regulations, ordinances, decrees and rules of Hong Kong.

2.11 "Moral Rights" shall mean any right of paternity or integrity, any right to claim authorship, to object to or prevent any distortion, mutilation or modification of, or other derogatory action in relation to the subject work whether or not such would be prejudicial to the author's honor or reputation, to withdraw from circulation or control the publication or distribution of the subject work, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral" right.

2.12 "Premises" shall mean the JV's principal office and place of business, at a location from time to time specified by the Board.

2.13 "Pool" shall mean those JV Shares reserved or issued to the employees or Directors or the persons assuming the executive capacities or director positions.

2.14   "Parent" shall mean AdForce, Inc., a Delaware corporation.

2.15 "Term" shall mean the period during which this Agreement is in effect, as set forth in Section 13.

2.16   "Territory" shall have the meaning set forth in Section 1.1(a).

2.17   [*]

Other capitalized terms shall have the meanings specified herein.

Section 3.    FORMATION OF THE JV.

3.1 The Parties agree that the JV shall, in accordance with Sections 4, 5, and 6 and upon satisfaction of the conditions identified in Section 23.1, be formed as a company limited by shares in Hong Kong under the Local Laws. The Shareholders shall arrange for the JV to commence business operations as soon as practicable after incorporation.

3.2    The name of the JV shall be AdForce Asia (H.K.), Ltd..

3.3    The JV shall be registered in accordance with the Local Laws.

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3.4    Pursuant to the terms of this Agreement, the Parties agree to sign all documents and to take such actions as may be necessary to incorporate and register the JV under the Local Laws.

3.5 If it becomes necessary for AdForce to advance costs or expenses on behalf of the JV before incorporation of the JV or otherwise, such amount(s) shall be reimbursed by the JV to AdForce as promptly as possible after incorporation of the JV.













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Section 4.    MEMORANDUM AND ARTICLES OF ASSOCIATION.

The Memorandum and Articles of Association of the JV shall be in accordance with Local Laws and in a form substantially similar to the form attached as Annex A, reflecting such changes as mutually agreed upon by the Parties; provided, however, that the Parties agree, and the Memorandum and Articles of Association shall reflect, that minority shareholders shall have only (i) such voting rights as required by Hong Kong law and (ii) (when representing over 25% of the voting power of the JV) the protective right to veto block only the following actions if contemplated by the Board:

4.1    amendments to the JV's Memorandum and Articles of Association;

4.2 establishing pricing or other material terms on transactions between AdForce and the JV, and related self-dealing transactions;

4.3 liquidation of the JV, or a decision to cause the JV to enter bankruptcy or other receivership;

4.4 the acquisition and disposition of assets greater than 20% of the fair value of the JV's total assets; and

4.5    the issuance or repurchase of JV equity interests by the JV.

The Parties further agree that in no event will the minority shareholders have any right to vote on any proposal where such vote would jeopardize the Parent's ability within the meaning of E.I.T.F. 96-16 to fully consolidate the JV's financial results into its own financial statements

Section 5.    SUBSCRIPTION FOR STOCK.

5.1 The Parties shall subscribe to purchase and purchase the securities of the JV in accordance with the ratios and denominations set forth on Schedule 1.

5.2 The aggregate purchase price of the shares of JV Common Stock and JV Preferred Stock ("JV Shares") purchased by each Party under Section 5.1 shall be at the price set forth on Schedule 1 ("Purchase Price"). Upon the full payment of the Purchase Price by each Party, the JV Shares issued to such Party shall be deemed fully paid and non-assessable. The Purchase Price may be in cash, technology or other in-kind contributions, or any combination thereof to the extent allowed by law and as approved by the Board. The purchase price for additional JV shares issued and the method and timing of payments therefor shall be as specified by the Board in accordance with the Memorandum and Articles of Association and Local Laws. In any event, any additional JV Shares shall first be offered to the Parties in proportion to existing holdings, prior to offering additional JV Shares to third parties, unless AdForce and SINA waive such requirement.

5.3 All JV Shares shall have a par value specified in the Memorandum and Articles of Association in accordance with Local Laws.

5.4 Capitalization of the JV, set forth on Schedule 1, includes a contribution by AdForce of technical rights valued at [*] million in exchange for issuance by the JV of shares of Series A1 Preferred Stock pursuant to
Schedule 1. Series A and Series A1 Preferred Stock shall be treated as a single class of stock in all respects, provided that the liquidation preference of Series A shall be superior to that of Series A1 in that holders of Series A Preferred Stock shall receive an amount up to the purchase price of such shares prior to the holders of Series A1 Preferred Stock receiving any distribution.

5.5 AdForce and SINA shall use their best efforts to raise additional equity from third parties or from other comparable, mutually agreed strategic investors at a mutually agreeable time.

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5.6    Each Party agrees that the share certificates of the JV first subscribed or thereafter acquired by it shall be endorsed with the following legend in addition to such other restrictive legends as may be required under the Local Laws:

'THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT AMONG ADFORCE, INC., SINA.COM AND COMPUSERVE, A COPY OF WHICH IS ON FILE AT THE HOME OFFICE OF ADFORCE ASIA AND ANY SUBSEQUENT HOLDER ACQUIRING THESE SHARES IN ANY MANNER WHATSOEVER TAKES THE SAME UNDER AND SUBJECT TO THE TERMS OF SAID AGREEMENT."

5.7 The Board will initially consist of three directors. Nothing in this Agreement shall prohibit an increase in the size of the Board, except that such an increase must require an amendment to the Articles of Association.
At each annual meeting of the Shareholders of the JV or other meeting where the members of the Board are to be elected or whenever members of the Board are elected by written consent, the Shareholders agree to cast their votes so as to elect to the Board of Directors the managing director/president of the JV, selected by AdForce at its sole discretion following consultation with Sina and reasonable consideration thereof, and one designee from each of AdForce and SINA. Each Director shall agree in writing to be bound by the terms and conditions of a Director Agreement to be mutually agreed by the Parties and attached hereto as Annex K.

Section 6.    TRANSFERS; RIGHT OF FIRST OFFER

The Parties agree that they will not sell, give, encumber, pledge or otherwise transfer, assign or dispose of, either voluntarily or by operation of law (a "Transfer"), all or any part of the JV Shares which any of them now owns or may hereafter acquire in the JV without the consent of both AdForce and SINA, unless the Transfer results from the merger of a Shareholder into a surviving third person or from a sale of substantially all of the assets of a Shareholder to a third person, if such third person assumes the obligations of the transferring Shareholder by written assumption agreement in a form reasonably acceptable to AdForce and SINA (such Transfers being referred to as the "Exceptions"). Moreover, prior to any sale of Shares other than the Exceptions, a Shareholder must first offer such JV Shares to the JV (to the extent permitted by the Local Laws at the time the offer is made) and the other Shareholders as provided herein. Any Party desiring to sell its JV Shares (hereinafter in this Section 6 said Party will be referred to as the "Seller") shall first obtain a bona fide written offer (which offer must be accompanied by a good faith deposit in the form of a certified check equal to at least ten percent (10%) of the purchase price) for such interest from the party desiring to purchase such interest, which offer shall set forth the name and address of the prospective purchaser, the number of shares to be purchased, the prospective purchase price, and the other terms and conditions of such offer, and the Seller may thereupon sell such shares only upon the following terms and conditions:

       (a) Upon receipt of such written offer which Seller desires to accept, Seller shall send to the JV and to the other Shareholders a photocopy of such offer (the "Offer"), together with a photocopy of the accompanying certified check, whereupon the JV (to the extent permitted by the Local Laws at the time the Offer is made) and the other Shareholders shall have the option to purchase (which option shall be exercised by written notice given to the Seller, the JV and any other Shareholders of the JV within 20 days, or such time period as may be required by Local Laws, after such notification), all (but not less than all) of the JV Shares offered to be sold by the Seller for the same aggregate price and on the same terms and conditions (except that the closing shall be held at a mutually agreeable place and time within 30 days after the expiration of the option period as defined above) as contained in the Offer.

       (b) To the extent permitted by the Local Laws at the time the Offer is made, the JV shall have the prior right to purchase all of the JV Shares being offered for sale. If the JV elects to purchase only a portion of the JV Shares being offered for sale, then the entire balance (but not less than the

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       entire balance) may be purchased by the Parties (other than the Seller)
       in the proportion that the respective holdings of JV Shares of those desiring to purchase bears to each other, or as otherwise agreed by them among themselves, at the same purchase price per JV Share as set forth in the Offer, and the JV shall so notify such Parties. The JV and the purchasing Party or Parties shall be entitled to receive from the Seller, at any closing pursuant to this Section, all documents reasonably requested by them to evidence the transfer to them of the Seller's shares.

       (c) If, at the end of such time periods as specified herein, the rights under this Section 6 to purchase all of the Seller's JV Shares subject to the Offer have not been exercised, then the Seller shall be permitted to accept the Offer for such JV shares within 60 days thereafter for the price and according to the terms and conditions set forth in the Offer; provided, however, that the party to whom such JV Shares are to be sold shall first agree to be bound by the provisions of this Section 6 and shall enter into a deed of adherence to this Agreement.

       (d) The determination by the JV whether to exercise its rights under this Section 6 shall be based upon the vote of the Board or Shareholders representing seventy-five percent (75%) of the outstanding JV Shares eligible to vote.

       (e) The provisions of this Section shall lapse on the fourth anniversary of the Effective Date. .

Section 7.    COOPERATION OBLIGATION.

If Shareholders representing at least seventy-five percent (75%) of the outstanding shares eligible to vote authorize the sale of their JV Shares to a third party or the sale of substantially all of the assets of the JV to a third party, then the other Shareholders agree to make their JV Shares eligible for purchase to such third party on the same terms and conditions or to agree to sale of substantially of the JV's assets, as applicable.

Section 8.    JV OPERATIONS.

8.1    Commencement of Operations

       (a) Within a reasonable time after the execution of this Agreement, the Parties agree to use their best efforts to apply to the relevant government authority(ies) for the necessary approvals for the JV to commence operations, with the mutual understanding that time is of the essence.

       (b) As soon as practical after the issuance of the JV Shares, the Parties shall cause the initial meeting of the Board designees (referred to in Section 5.8) to be convened. At the initial meeting, the promoters shall elect the Directors of the Board in accordance with the Memorandum and Articles of Association and Section 5.8.

       (c) As soon as practical after such initial meeting, the Directors shall hold the initial meeting of the Board of Directors and shall elect a Chairman; the Chairman shall be AdForce's designee. Furthermore, at the first meeting of the Board of Directors, the Directors shall appoint any officers and managers of the JV and shall establish any resolutions necessary for the initial operations of the JV and otherwise to deal with all matters arising out of the implementation of this Agreement including, without limitation, the following:

              (1)    opening such bank accounts as shall be necessary;

              (2) establishing the financial and accounting system of the JV in accordance with the Local Laws and generally accepted accounting standards and, to the extent lawful, in accordance with AdForce's and U.S. accounting standards.

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              (3)    approving a schedule for startup of operations of the JV
              which shall utilize and be accomplished within the scope of the agreed principles for operation of the JV as set forth in this Agreement;

               (4) ratifying such agreement(s) between the JV and any of the Parties as may be necessary to implement and carry out the requirements of this Agreement; and

              (5) performing all other tasks which are both proper and necessary to establish and operate the activities of the JV pursuant to Local Laws and this Agreement.

       (d) SINA agrees to provide the following assistance in cooperation with AdForce in connection with the commencement of JV operations:

              (1) assist the JV in applying and obtaining all approvals, consents or licenses (if any) from the relevant authorities necessary for the JV to carry out its operations, including applying to the relevant provincial, county, city and other governmental agencies and departments in charge for approval, registration and obtaining of a business license, in order to establish the JV and conduct its operations;

              (2) to handle any relevant procedures for applying to the appropriate government agencies/departments to obtain the right to use the Premises;

              (3) to assist the JV in handling procedures for the declaration to customs of imports of any tangible items, including initial equipment;

              (4) to assist the JV in purchasing or leasing land, facilities, equipment, materials, office equipment, means of transportation, communications facilities, etc;

              (5) to assist the JV in recruiting management personnel, technical personnel, workers and other needed personnel; and

              (6) to provide such additional reasonable assistance as the JV shall require in the Territory to establish and maintain operations.

       (e) The parties shall cause the JV to commence and regularly and diligently proceed with and carry out its purposes in accordance with this Agreement.

       (f)    Each Party agrees to:

              (1) use its reasonable efforts to provide the JV with management, training, marketing and sales expertise, marketing support and consulting expertise on such terms and conditions as shall be agreed between the Parties; and

              (2) assist the JV in marketing and promoting the JV's services in the Territory.

       (g) The Parties shall, and the Parties shall cause the JV to enter into the applicable Supplemental Agreements.

       (h) Each Party shall be free to engage in competitive business and shall not be required to present any opportunity to the JV or its Board, except as expressly provided in the Supplemental Agreements.

       (j) The JV shall be at liberty to contract with Compuserve, SINA and/or AdForce as the situation shall demand for the sale or purchase of services and/or products, and the relevant party

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       shall be entitled to seek payment from the other for such services or products provided on arm's length terms, except as expressly provided in the Supplemental Agreements.

       The Parties shall cause the JV to conduct its operations in accordance with a business plan to be mutually agreed by the Parties.(l) Except as otherwise provided in this Agreement or in the Supplemental Agreements, the Parties shall cause the JV to reimburse the Parties for their reasonable out-of-pocket expenses associated with the foregoing efforts on behalf of the JV.

8.2    Start up Operations

       Parent (directly or through subcontract) shall be initially responsible for providing the necessary guidance to ensure effective operation of the centralized ad management and delivery services for the Internet, including operations, technical and customer support, training, marketing and sales. None of these functions may be outsourced to Parent (except as set forth in the Supplemental Agreements) without Sina's prior approval, which shall not be unreasonably withheld. If any of such functions is outsourced to Parent, Parent shall be entitled to reasonable fees for such support. Parent shall not be required to lend its own staff to the JV for such purposes, but can elect to do so, subject to the payment of reasonable fees.

8.3    Personnel and Facilities

       (a) The Managing Director/President of the JV shall be appointed by AdForce in its sole discretion following consultation with Sina and reasonable consideration thereof, provided that neither such Managing Director/President nor any other personnel of the JV may receive any grants of equity in the Parent. The Managing Director/President of the JV, in accordance with the limit of his authority as defined in this Agreement, the Memorandum and Articles of Association or as directed in a resolution of the Board of Directors, will arrange for the funds, personnel, equipment, technology and facilities necessary for the JV to accomplish its purposes. AdForce and SINA shall, however, reasonably assist the JV in ensuring that an adequate number of and suitably qualified personnel are employed to manage its affairs.

       (b) The initial organization and personnel of the JV shall be determined by the Board. Except as otherwise provided in this Agreement, the Board may change the organization and personnel to facilitate improved operations of the JV.

       (c) The management, control and general operations of the JV shall be centralized at the Premises.

8.4    Insurance.

       The JV shall obtain from a reputable, first-class international insurance carrier insurance in amounts and with coverages reasonable and customary in the trade, including but not limited to insurance covering all staff and employees, and the Managing Director/President will obtain the required insurance in accordance with the guidelines established by the Board.

8.5    Finances.

       (a) The future working capital requirements of the JV will be met, as the Board may resolve from time to time, by means of advances and credit from financial institutions (at best available rates) or, if the Board so decides, by issuing additional shares in the JV. Based on the current business plan for the JV, the Parties anticipate that the JV will require additional funding within the next 18 to 24 months, and desire that the JV obtain such funding through the issuance of Series B preferred shares (or its equivalent) at a price and to strategic investors approved by the Board. If the JV is not able to raise the necessary funds through such outside investment, AdForce and SINA

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       may make equity investments in the JV as necessary to support the operations of the JV. These investments will be voluntary; however, if AdForce or SINA do not participate on a pro rata basis, then their respective holdings may be subject to accelerated dilution upon approval by the Board, that is a reduction in voting and/or economic interest on a disproportionate basis. (For example, if $1 originally purchased one share; subsequent contributions of $1 may purchase two shares, as determined by the Board.).

       (b) As soon as reasonably practicable, the Parties will assist the JV in procuring mutually acceptable banking facilities.

       (c) The Parties agree that all checks or payments made by the JV in excess of US$ 25,000 or its equivalent in other currencies, must be approved by at least one Director designated by AdForce, and, if the check or payment is issued or made in connection with any of the transactions described in Section 4 herein, it must also be approved by at least one Director designated by Sina.

       (d) Finances for the business of the JV shall be provided initially by the cash subscriptions for the JV Shares referred to in Section 5.1.

       (e) No Party shall be required to bind itself a surety or as guarantor for or co-principal debtor with the JV in respect of its liabilities, but if a Party (having so bound itself with the prior written consent of the Board) is called upon to pay a proportion of the JV's indebtedness to a creditor which exceeds the proportion which that Party's holding of JV Shares bears to the total of the issued JV Shares, such Party will be entitled to recover the excess from the other Parties.


8.6    Dividends.

       (a) As soon as practical after the end of each of the JV's fiscal years, the profits of the JV available for distribution, if any, shall be reinvested in the JV unless otherwise determined by the Board.

       (b) To the extent permitted by law, the distribution of profits to AdForce shall be made in United States Dollars.

       (c) If it becomes necessary for the JV to pay an expense which is the sole responsibility of one of the Parties, such amount shall be reimbursed to the JV by that Party, or failing reimbursement shall be deducted from that Party's dividend entitlement. The same principle shall apply if it becomes necessary for one Party to pay expenses rightfully belonging to another in connection with this Agreement or said Party's obligations or duties to the JV.

       (d) All Parties agree they are individually responsible for paying taxes, if any, which may be levied by any cognizant tax authority on their share of dividends received from the JV and they waive any right to claim reimbursement of any nature whatsoever from the JV or from the other Parties hereto for any such taxes.

8.7    Pricing.

       (a) The JV shall establish its pricing policies for customers located or served in the Territory and [*]. The Parties agree that the customers and prospective customers of Parent located outside of the Territory should be treated as direct accounts of Parent and the JV shall refrain from soliciting or providing services to such customers and prospects, except as expressly provided in the Supplemental Agreements or in Section
       8.8 below.

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       (b)    Any accounts developed by the JV in the Territory and [*] (subject to Section 8.8) shall be treated as customers of the JV. The Parties will exercise best efforts in any customer contracts required to implement this provision.

8.8    Market Boundary.


The JV is authorized to market to customers whose primary business operations are located in [*], subject to the following:

       (a) Parent and its Affiliates are not precluded from simultaneously marketing in [*];

       (b) the JV's marketing efforts in any or all of [*] shall cease within six (6) months after notice from Parent (the expiration of such six-month period being referred to as the "Cut-off Date") to the JV of Parent's intent to form a joint venture or to enter into any other arrangement requiring exclusivity in all or any portion of [*], provided such joint venture or other arrangement is formed within ninety (90) days after such notice; and

       (c) all contracts or agreements of the JV in effect in any such portion of [*] as of the Cut-off Date shall continue in accordance with their terms.

To ensure commercial viability for the JV and to minimize market conflicts with Parent customers located outside of (i) the Territory and (ii) [*], the Parties agree that the activities of the JV shall be coordinated with those of Parent and SINA and their respective Affiliates on a cooperative basis in accordance with the terms of this Agreement and the purpose of the JV set forth in Section
1.1. In the event of any disagreement over the JV's rights to serve and market to customers whose primary operations are in the Territory and who also have operations outside of the Territory that serve Chinese speaking communities, the reasonable determination by Parent and SINA of where primary operations are located and other relevant considerations shall be binding upon the Parties.
The Parties will cooperate in the delivery of ads outside of the Territory (on behalf of the JV) or into the Territory (on behalf of Parent), as set forth in the Reciprocal Services Agreement attached hereto as Annex D.

8.9    Employee Stock Options.

       (a) To the extent permitted under Local Laws, the following provisions shall apply:

       (1) AdForce and Sina shall establish the number of JV shares to be reserved for the Pool.

       (2)    Any JV employee's right to exercise options granted pursuant to
              Section 8.9(a)(1) above shall vest as follows:

                     (a) twenty-five percent (25%) upon the one (1) year anniversary of the date such options were granted by the JV; and

                     (b) the remaining seventy-five percent (75%) in equal monthly installments over the three (3) years following the one (1) year anniversary of the date such options were granted by the JV.

              (3) The JV shall have the right to repurchase any JV Shares granted pursuant to Section 8.9(a)(1) at any time pursuant to the form of stock option plan and grant approved by the Board.

Section 9.    PRINCIPLES FOR OPERATION OF THE JV.


                                   11 of 27

9.1 The Parties agree that they shall cause the Board of Directors of the JV to establish and operate the JV in accordance with the following principles and obligations:

       (a) The Parties shall fully cooperate to meet the schedules approved by the Board of Directors and shall perform their agreed responsibilities and provide the items shown as their respective responsibilities in
       Section 11 at the time necessary to meet the Board schedules.

       (b) The Parties agree that any financial model(s) prepared in connection with this Project will serve only as a general framework for the financial and business operations of the JV. Neither SINA nor AdForce has in the past or now makes any representations or guarantees with respect to said financial model(s) or the assumptions and information contained therein.

Section 10.   OFFICERS AND SUPERVISORS OF THE JV

10.1 The officers of the JV shall be a Managing Director/President, one or more operational managers, a financial controller, a secretary and such assistants and other managers as the Board of Directors shall, from time to time determine are necessary for the conduct of business.

10.2 All officers, with the exception of the Managing Director/President, shall be appointed by the Board per the Memorandum and Articles of Association. Officers shall hold office at the pleasure of the Board of Directors, which shall fix the tenure, terms and compensation of all such officers.

10.3 Appointment of all the JV officers shall be made as quickly as possible, but subject to Board approval.

10.4 The officers of the JV shall have the powers and duties as may be established by the Board of Directors from time to time.

10.5   Managing Director/President.

The Managing Director/President shall have such powers as are provided in the Memorandum and Articles of Association.

Section 11. OBLIGATIONS OF THE PARTIES; DISCLAIMER OF CORPORATE OPPORTUNITY OBLIGATIONS.

In addition to such other obligations as may be set forth in this Agreement, the Parties agree:

11.1 Although the JV will be an independent operating company, each of the Parties will support it pursuant to the provisions of this Agreement and the applicable Supplementary Agreements.

11.2 The personnel to be recommended to the JV by the Parties as administrative and technical staff will be properly skilled, experienced, and familiar with, as well as capable of, performing their respective assignments.

11.3 Nothing in this Agreement shall be deemed to limit or restrict in any way the freedom of Compuserve, SINA or AdForce or any person, firm or corporation affiliated with either SINA or AdForce, to conduct or engage in any business activity whatsoever for its own account, and without regard to the business of the JV or from pursuing any corporate opportunity itself rather than offering same to the JV (which no Party shall be obligated to do), all except as otherwise expressly provided in the Supplemental Agreements.

11.4 Neither Compuserve, SINA, AdForce, nor any Affiliates, shall have any obligation or liability to account for or share with the JV any of the profits or revenues derived by either SINA or AdForce from any business activities other than those of the JV covered by the terms of this Agreement.

                                   12 of 27

12. INITIAL PUBLIC OFFERING. The Parties agree to vote with and reasonably cooperate with the JV at any time that SINA, in its sole judgment, elects to cause an initial public offering (IPO) of the JV (or any successor entity) provided that Sina or its permissible successor continues to hold at least [*] of the total JV shares outstanding. [*] Any transferee of Sina under this Section 12 shall not be entitled to any other rights of SINA under this Agreement other than the right to cause an IPO as described above in this Section 12.

Section 13.   TERM; RENEWAL

Unless earlier terminated by agreement of a majority in JV Shares interest of the Parties, the Term of this Agreement shall be the earlier of (i) ten years from the Effective Date; (ii) upon an initial public offering of JV Shares (the "Initial Term"); or (iii) at AdForce's election, following Sina's election to sell or transfer pursuant to Section 12. The Term shall automatically be extended for successive periods of five years each unless either AdForce or SINA gives the other written notice six months before the end of the Initial Term or any subsequent extension thereof.

Section 14.   ACCOUNTING AND AUDIT RIGHTS.

14.1 The Parties agree that they will cause the JV to establish and maintain such books of account in addition to those required by the Local Laws, or as may be reasonably specified and requested at any time and from time to time by AdForce (in order for AdForce to comply, to the extent necessary, with U.S. laws or generally accepted accounting practices).

14.2 The JV shall submit periodic accounting reports to AdForce and SINA on such accounting and reporting forms as may be reasonably requested by AdForce and as provided by AdForce from time to time.

14.3 The JV shall appoint Ernst & Young LLP as the auditors of the JV, which auditors shall examine and audit the financial accounts of the JV and report the results to the Board. The annual audit shall be at the expense of the JV and in accordance with the Local Laws.

14.4 AdForce and SINA shall have the right, at any time, to have special audits made of the books of accounts, records and affairs of the JV, but any special audit shall be at the expense of the Party requesting the audit, unless material discrepancies in any of the JV's accounts, records or affairs are discovered as a result of such audit, in which event the entire costs of the audit shall be paid for by the JV.

Section 15.   {omitted}

Section 16.   APPLICABLE LAWS

16.1 Except as provided in Section 19.3, this Agreement shall be governed by, construed and enforced in accordance with the laws of California, U.S.A., as applied to contracts made and fully performed in California, and the Parties hereby submit to the exclusive jurisdiction of the federal courts serving Northern California, U.S.A.

16.2 For the purpose of any proceeding before the California courts the parties hereby appoint the respective persons set out below as their agents for service of process in California:

SINA: Jim Sha, Chief Executive Officer, SINA.com, 1313 Geneva Drive, Sunnyvale, CA 94089.

AdForce: Vice President and General Counsel, AdForce, Inc., 10590 North Tantau Avenue, Cupertino, CA 95014.

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

Compuserve:   {to be provided}

16.3 The JV shall comply with the Local Laws and all other applicable laws; provided, however, neither the JV nor any Party shall cause any of the Parties to be in violation of their respective home country laws. The JV, its officers, employees or agents will not participate in or provide any information in furtherance of any boycott in violation of U.S. law or offer to pay or receive any bribe to/from any individual or corporation. When other individuals or organizations are required to participate in programs of the JV, they shall be compensated fairly based on the task performed. In no circumstances are public servants or other holders of public offices to be offered or paid any bribe or other benefits, directly or indirectly. No contribution in any way related to the JV will be made to candidates for public offices or to political parties or other political organizations, regardless of whether such contributions are permitted by local laws.

16.4   Export Assurances.

The Parties hereby acknowledge and agree that all documentation and other technical information delivered hereunder ("TECHNICAL DATA") are subject to export controls imposed by the United States Export Administration Act of 1979, as amended (the "ACT") (or any future U.S. export control legislation) and the regulations promulgated thereunder. Each agrees not to export or re export, directly or indirectly, any Technical Data without complying with the Act. Furthermore, each shall certify that neither the Technical Data nor its direct product: (a) are intended to be used for any purpose prohibited by the Act or regulations including, without limitation, nuclear related activities or chemical/biological weapons or missiles; and (b) are intended to be released, shipped or reexported, either directly or indirectly, in violation of the Act to a national of a country in Country Groups D:1 (Albania, Armenia, Azerbaijan, Belarus, Bulgaria, Cambodia, China (PRC), Estonia, Georgia, Kazakhstan, Kyrgyzstan, Laos, Latvia, Lithuania, Moldova, Mongolia, Romania, Russia, Tajikstan, Turkmenistan, Ukraine, Uzbekistan and Vietnam) or E:2 (Cuba, North Korea, Libya) or Angola, Iraq, Iran, Sudan or Syria, or to any other destination to which the United States has prohibited shipment. This Section shall survive any termination or expiration of this Agreement. The Parties hereby acknowledge and agree that this Section is required by the Act and is not intended to, nor does it, modify more restrictive provisions in this Agreement regarding use by the JV of Technical Data.

16.5 SINA further agrees to obtain any necessary export license or other documentation prior to exportation of any product or technical data, including software, acquired from AdForce, the JV or Compuserve or any product of such technical data. Accordingly, SINA and its Affiliates shall not sell, export, re-export, transfer, divert or otherwise dispose of any such product or technical data directly or indirectly to any person, firm or entity, or country or countries prohibited by United States or non-U.S. laws or regulations. Further, SINA and its Affiliates shall give notice of the need to comply with such laws and regulations to any person, firm or entity which it has reason to believe is obtaining such technical data or product from SINA with the intention of exportation. Each Party shall secure, at its sole expense, such licenses and export and import documents as are necessary for each respective Party to fulfill its obligations under this Agreement.

The terms of this Section 16 shall survive the termination or expiration of this Agreement.

17.    PROHIBITION OF CERTAIN CONTRACTS BY THE PARTIES

17.1   Subject to the provisions of this Agreement, no Party shall:

       (a) bind the JV as a surety for any person whatsoever without the consent of the Board;

       (b) lend, give or dispose of any of the JV's property or assets without the consent of the Board;

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

       (c) do or willingly allow to be done any act, matter or thing whatsoever whereby the property of the JV may be taken into execution or in any way charged or encumbered in respect of personal debts or liabilities;

       (d) use any money of the JV or in any way engage its credit except on account of or for the benefit of the JV; or

       (e) pledge, mortgage, charge or dispose of its shares in the JV or cede its claim against the JV to any person for any reason whatsoever without the consent of the other Parties.

18.    EXCLUSIVITY.

During the Term of this Agreement, AdForce, SINA and Compuserve each hereby covenants to and with the others that they and their respective Affiliates shall not, without the prior written consent of the other Parties, enter into any agreements or binding arrangements of whatsoever nature with any third party to either directly or indirectly carry on or be engaged or interested in any same business arrangements that would directly compete with the business and business purpose of the JV (as described in Section 1.1), except as permitted by this Agreement and the Supplemental Agreements or as required by existing agreement. The Parties acknowledge that Parent currently provides, as of the Effective Date of this Agreement, outsourced, centralized ad management and delivery services for certain customers operating throughout the world and in some instances is obligated to provide such services to such customers whose primary operations are not located in the Territory. Such customers are AOL/Netscape, 24/7 and Adsmart whose services may be subcontracted to the JV pursuant to the agreement set forth in Annex D. The parties also acknowledge that AdForce and its Parent currently intend (but are not obligated) to establish similar corporate joint ventures to better serve local markets in local languages other than the Territory, e.g., in Japan, subject to Section 8.8.

19.    TERMINATION.

19.1   Each of the following shall be deemed a "Termination Event":

       (a) a Party commits any act of insolvency as defined in the insolvency or bankruptcy legislation of its home jurisdiction; or

       (b) a Party is wound up whether provisionally or finally and whether compulsory or voluntarily or is placed under judicial management; or

       (c) a Party enters into any arrangement or compromise with any of its creditors; or

       (d) a Party is the subject of any resolution passed for its winding up or dissolution; or

       (e) a Party has a judgment entered against it in any court of law which, if appealable is not appealed within the period allowed for lodging of such an appeal or if not subject to an appeal, remains unsatisfied for a period of 30 days; or

       (f) a Party Materially Breaches any of the terms and conditions of this Agreement or the Supplemental Agreements and fails to remedy such Material Breach within a period of 60 business days after receipt of written notice by the aggrieved Party requesting it to do so (the Party in each case of these Sections 19.1(a) through 19.1(f) inclusive shall be known as the "Defaulting Party"); or


       (g) after the formation of the JV, and subject in all cases to the last paragraph of Section 4 above, any Party is effectively precluded by another Party from exercising its rights to participate

                                   15 of 27
       in the management of the JV pursuant to this Agreement after reasonable notice and an opportunity to cure;

       (h) all or vital portions of the assets or properties of the JV or those assets of one of the Parties which are under the control of the JV including but not limited to Intellectual Property Rights of AdForce are expropriated, requisitioned for use, or made inoperative or unavailable for normal use by government action; or

       (i) the governments of the United States of America or any other governmental entity shall directly prohibit or indirectly effectively prevent the JV from conducting operations essentially as contemplated herein.

19.2 Upon the occurrence of a Termination Event, the following provisions shall apply:

       (a) The other Party in the case of Sections 19.1(a) through 19.1(f) inclusive, the excluded Party in the case of Sections 19.1(g), and any Party in the case of Section 19.1(i) shall have the right by 30 days' prior notice in writing to terminate this Agreement and require the JV to be wound up forthwith. Thereafter, the Parties shall cause the JV to take immediate steps to reduce expenditures to a minimum and to bring its operations to a close as quickly and efficiently as possible so that the JV may as soon as practicable thereafter be wound up in accordance with
       Section 19.4.

       (b) In the case of Sections 19.1(a) through 19.1(f) inclusive, the other Party may, instead of terminating this Agreement pursuant to
       Section 19.2(a) above, elect to purchase the entire amount of JV Shares held by the Defaulting Party at a price calculated on the basis of net tangible assets and confirmed by way of an audit conducted by an internationally recognized firm of auditors.

       (c) In no case shall the resort to the provisions of this Section be deemed an election of remedy by any Party.

19.3 This Agreement may be terminated upon its expiration pursuant to Section 13 or by mutual agreement of the Parties, in which event the future relationship of the Parties as well as the JV's existence shall be determined by such other terms and conditions to which the Parties shall mutually agree, provided, however, in the event the Parties cannot agree, the JV shall be wound up as soon as practicable thereafter in accordance with Section 19.4 below.

19.4 If the JV is liquidated by mutual consent, upon the frustration of purpose or upon expiration of this Agreement, and in the absence of agreement by the Parties to the contrary, the liquidator shall observe the following principles:

       (a) The business and affairs of the JV shall terminate and be wound up as promptly as orderly business practices permit.

       (b) A full inventory and account of the assets, liabilities and transactions of the JV shall promptly be taken and the balance sheet prepared.

       (c) Subject to the rights of secured parties, if any, and except as set forth in Sections 19.4(b) and (f), the assets of the JV shall be liquidated and disassembled as promptly as is consistent with obtaining fair market value of such assets, provided, however, that subject to legal restrictions, a Party may purchase any assets upon agreement with the other Parties.

       (d) Proceeds of such liquidation shall be applied in the following order:

              (1) First, to the payment of debts and liabilities of the JV to third parties, and then to the payment and debts and liabilities of the JV to the Parties, if any, then

                                   16 of 27

              (2) The surplus, if any, to be paid to each Party pro rata based upon shares of stock of the JV then held by it entitled to such distribution, subject to the liquidation preference of the Series A Preferred Stock.

       (e) Except as provided elsewhere in this Agreement and subject to legal restrictions, Intellectual Property Rights of AdForce products held by the JV, if any, shall be distributed solely to AdForce with AdForce receiving full right, title and interest, to perform, practice, sell, and license such rights in any manner for any purpose. In the event that such distribution cannot be made to AdForce because of governmental or legal restrictions, then such rights shall terminate and AdForce shall be appropriately compensated.

19.5 Expiration or termination of this Agreement for any reason shall not affect: (1) the obligations or liabilities of the Parties which have accrued as of the date of termination, (2) those obligations set forth in Sections 12.4, 12.5, 19.3, 19.4, 20.5 through 20.9, inclusive, 21, 25, 27.4 and 27.7 hereof and any nondisclosure agreements, (3) a Party's rights to own shares that it has purchased in the JV, and (4) the Parties rights conferred under Local Laws as a JV shareholder, all of which obligations and rights shall survive the termination of this Agreement.

20.    CONFIDENTIALITY.

20.1 The JV shall require its employees to sign written undertakings or agreements not to disclose any confidential information of the JV or AdForce, which agreement shall be substantially in the form of Annex J.

20.2 Except as required by law, for governmental approval or as may be reasonably required for the operation of the JV, no Party shall, without the prior written consent of the other Parties, disclose to any third party either the terms or contents of this Agreement, or any Confidential Information which it obtains or which becomes available to it as the result of this Agreement or of the operations of the JV. Furthermore, the Parties shall execute an agreement substantially similar to the Nondisclosure Agreement in the form set forth in ANNEX L, which is attached hereto and incorporated herein by this reference.

21.    {omitted}

22.    DISPUTE RESOLUTION; ESCALATION PROCEDURES; ARBITRATION

22.1 In the event of a dispute between the parties arising out of or relating to this Agreement (including those arising out of or relating to any of the documents or agreements attached as Annexes hereto), or any Party's performance or breach of any of the foregoing, then a Party may, upon notice given to the other Party or Parties, provide that such dispute be resolved in the following manner.

       (a) A designated representative of each involved Party shall in good faith attempt to resolve such dispute within fifteen (15) days after the giving of notice.

       (b) If the initially designated representatives under clause (a) are unable to resolve such dispute within such 15-day period, then two additional representatives of each of the parties shall in good faith attempt to resolve such dispute within fifteen (15) days after the initial 15-day period has expired. The initial additional representative of AdForce for this purpose will be Charles W. Berger, and the additional representative of SINA for this purpose will be Jim Sha.

       (c) If, after the expiration of the 15-day period set forth in the preceding paragraph, such dispute remains unresolved, and if after an additional nonbinding mediation procedure, if procedures can be agreed to (with agreement not unreasonably to be withheld), is utilized and fails to produce resolution of the dispute, then any party may, at its option, commence a binding arbitration proceeding under the Commercial Arbitration Rules of the American Arbitration

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

       Association. If a Party commences such a proceeding, it shall be held in San Jose, California. The proceedings shall be conducted in English. The authority of the arbitrators to award damages in any event is and shall be limited by the provisions regarding limitations on liability in this Agreement. The arbitrators will have discretion to award to the prevailing party its reasonable attorney's fees and court costs incurred in connection with the proceeding.

22.2 The representatives of each of the Parties set forth above in this section may be replaced by another representative of such Party with substantially the same position, responsibility and authority as that of the replaced representative, upon notice to the other Party. Such replacement is subject to the consent of the other Party, which consent shall not be unreasonably withheld.

22.3 During their discussions, each Party will honor the other's reasonable requests for information relating to the dispute or claim.

22.4 Neither party nor the arbitrators may disclose the existence or results of any arbitration hereunder.

22.5 Notwithstanding the foregoing, nothing in this provision shall be deemed to prevent or delay any Party's attempt to seek injunctive relief, or to exercise any of its express remedies provided for under this Agreement or the Annexes hereto.

23.    CONDITIONS PRECEDENT AND SUBSEQUENT.

23.1 The Parties' obligations under this Agreement and Annexes hereto shall be contingent upon the prior occurrence of all the following conditions:

       (a) the execution of this Agreement and the applicable Supplemental Agreements by a duly authorized representative of each Party;

       (b) the mutual agreement of the Parties to the terms and conditions of all the Annexes hereto;

       (c) Approval of all relevant governmental authorities which may be necessary for the Parties to enter into and implement this Agreement;

       (d)    The incorporation of the JV;

       (e) the approval by the respective Boards of Directors of Compuserve, SINA and AdForce of the purchase of JV Shares.

Despite the foregoing, Compuserve's failure to enter into this Agreement shall not be deemed a condition to the obligations of AdForce and Sina under this Agreement. In such event, AdForce and Sina agree to use reasonable efforts to locate another consulting firm to perform the localization of the technology to be licensed to the JV and to locate another reseller of the JV's services.

The completion of and entry into the Annexes which have not been completed upon the execution of this Agreement by AdForce and Sina ARE conditions to the Parties' obligations under this Agreement. The Parties agree to use reasonable, good faith efforts to conclude such Annexes within a reasonable time. Moreover, with respect Annex F (the Marketing Agreement), AdForce and Sina both agree that Sina's primary obligations thereunder will be:

- to provide the JV with [*] banner impressions per year with the banners supplied by AdForce

- to identify the JV as a key or strategic partner and as the provider of the ad management and delivery system in all appropriate Sina print advertisements

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

-      to include a description of the JV's system in its media kit

- to include a "powered by JV" or JV logo in the advertising section of Sina's web sites as well as a link to the JV's web site

- to host press events and introduce the JV to markets within the Territory and Sina advertisers

-      and such other functions as the Parties mutually agree upon.

The above banner impressions will be free of charge. Other marketing services may be subject to mutually agreed fees and/or reimbursement of reasonable costs.

23.2 The Parties' continuing obligations under this Agreement shall be contingent upon the grant of such license(s) and other approvals, including export licenses, as required by United States law and other applicable law to take the actions contemplated by this Agreement and the Annexes thereto. If any of such license or the other approvals are not granted, with the result that the purposes of this Agreement are substantially frustrated, the Parties shall enter into good faith negotiations with the objective of restructuring the relationship between them such that the effects of such nonoccurrence shall be minimized. If the Parties cannot agree on a mutually agreeable restructuring or modification of this Agreement within six (6) months of any Party's request for such negotiations, any Party shall have the right to terminate this Agreement forthwith in its entirety (except as provided in Section 19.5) by giving written notice to that effect to the other Parties.

24.    RELATED DOCUMENTS.

24.1 The following Annexes attached hereto are an integral part of this Agreement and are incorporated herein by reference:

       (a)    Annex A:      Memorandum and Articles of Association and Bylaws

       (b)    Annex B:      (deliberately omitted)

       (c)    Annex C:      License Agreement between AdForce and the JV

       (d)    Annex D:      Reciprocal Services Agreement between Parent, SINA
              and the JV

       (e)    Annex E:      Ad Serving Agreement between SINA and the JV

       (f)    Annex F:      Marketing Agreement between SINA and the JV (to be
              attached later)

       (g)    Annex G:      Consulting Agreement between Compuserve and the JV
              (to be attached later)

       (h)    Annex H:      Reseller Agreement between Compuserve and the JV

       (i)    Annex I       (deliberately omitted)

       (j)    Annex J:      Confidentiality Agreement for Employees (to be
              attached later)

       (k)    Annex K       Directors Agreement (to be attached later)

       (l)    Annex L       NDA for Shareholders {to be attached later}

       (m)    Schedule 1    Capitalization Table

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

24.2 In the event of any conflict between this Agreement and any of the Annexes attached hereto, the terms and conditions of the supplemental agreement shall prevail. The parties shall take such steps as may be necessary to amend any inconsistent Annex to conform with the terms and conditions of this Agreement.

Section 25.   REPRESENTATIONS, WARRANTIES AND LIABILITIES.

25.1 AdForce represents and warrants to SINA and Compuserve that AdForce is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware, having all requisite corporate power and authority to execute this Agreement and to perform all obligations hereunder.

25.2 SINA represents and warrants to AdForce and Compuserve that SINA is a corporation duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, having all requisite corporate power and authority to execute this Agreement and to perform all obligations hereunder.

25.3 Compuserve represents and warrants to AdForce and SINA that Compuserve is a corporation duly incorporated, validly existing and in good standing under the laws of place of incorporation, having all requisite corporate power and authority to execute this Agreement and to perform all obligations hereunder.

25.4 Compuserve, SINA and AdForce each warrant and represent that their respective entry into this Agreement and the Annexes thereto will not violate any agreements or contracts to which it is a party or its articles of incorporation.

25.5 Compuserve, AdForce and SINA shall be responsible for and hold each other harmless against claim arising out of injury to or death of their respective personnel temporarily assigned to work for the JV, notwithstanding that they are in the other's care, custody and control, except that each shall indemnify the other in the event and to the extent that such claim shall be attributable to its negligence or willful misconduct.

25.6 The JV will hold Compuserve, AdForce and SINA harmless from and indemnify them against all claims made by third parties arising out of all acts or omissions by the JV's personnel (whether or not such personnel are direct employees of the JV or have been obtained from one of the Parties on a seconding or contractual basis).

25.7 Each Party agrees that it, and its Affiliates will not, during the Term, solicit for employment as an employee, officer, agent, consultant, advisor, or in any other capacity whatsoever, any individual employed by a Party or the JV, who is at the time of such solicitation, or within six (6) months of such time was, involved directly or indirectly in positions associated with the subject matter of this Agreement, except in connection with the liquidation of the JV. As used herein, "solicit" means contact or communicate in any manner whatsoever, including, but not limited to, contacts or communications by or through intermediaries, agents, contractors, representatives, or other parties, provided, however, that nothing herein shall be construed to prohibit the Parties from (a) placing advertisements for employment which are aimed at the public at large in any newspaper, trade magazine, or other periodical in general circulation, or (b) responding to any unsolicited inquiry by an employee concerning employment.

26.    GENERAL

26.1 Complete Agreement. This Agreement, with all Annexes referred to herein, sets forth the entire understanding and agreement between the Parties as to the subject matter of this Agreement and merges and supersedes all previous communications, negotiations, representations and agreements, either oral or

                                   20 of 27
written, with respect to the subject matter hereof. No agreements, guarantees or representations, whether verbal or in writing, have been concluded, issued or made, upon which either party is relying in concluding this Agreement, save to the extent set out herein.

26.2 Force Majeure . Should any Party be prevented from performing its contractual obligations under this Agreement due to the cause or causes of force majeure such as acts of war declared or undeclared, fire, storm, floods, typhoon or other severe weather conditions, serious earthquake, legal restraints, government or like interference, accidental damage to equipment, as well as any other cause outside the control of the Parties, no Party shall be liable to the other for any delay or failure of performance caused by any of the above events. The affected Party shall notify the other Parties of the occurrence of any of the above events in writing by facsimile or e-mail within the shortest possible time. Should the delay caused by any of the above events continue for more than ninety (90) days, the Parties shall settle the problem of further performance of this Agreement through good faith negotiations as soon as possible. In the event that the Parties cannot meet to negotiate or cannot reach agreement, this Agreement may be terminated by prior written notice of one Party to the other Parties and the other provisions herein regarding dissolution of the JV shall apply.

26.3 Disclaimer of Warranty. Except as may be provided in the Supplemental Agreements , it is understood and agreed that nothing contained in this Agreement shall be construed as: (a) a warranty, either express, implied or statutory (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT) as to AdForce Intellectual Property Rights, AdForce Confidential Information or SINA Confidential Information; or
(b) an Agreement by AdForce to protect, defend, indemnify or hold the JV, SINA or any third party harmless from any liability (including patent infringement) resulting from the use of said AdForce Intellectual Property Rights or from JV services using said AdForce Intellectual Property Rights.

26.4   LIMITATION OF LIABILITY.  NO PARTY SHALL BE LIABLE TO THE OTHER FOR:
(I) ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES (EVEN IF NOTIFIED IN ADVANCE OF THE POSSIBILITY OF SUCH); OR (II) LOSS OF USE, OPPORTUNITY, MARKET POTENTIAL, AND/OR PROFIT, ON ANY THEORY (WHETHER CONTRACT, TORT, FROM THIRD PARTY CLAIMS OR OTHERWISE).

26.5 Modification. No addition to, or modification of, this Agreement shall be binding on either Party hereto unless reduced to writing and duly executed by the authorized representatives of each of Compuserve, SINA and AdForce in which case said additional modification shall thereafter form an integral part of this Agreement.

26.5   Assignment

       (a) Neither Compuserve, AdForce or SINA shall be entitled to cede, assign or transfer any of its rights, or delegate any of its obligations hereunder, without the prior written consent (not to be unreasonably withheld) of AdForce and SINA; provided, however, AdForce may assign this Agreement or any obligation hereunder to any Affiliate of AdForce upon written notice to SINA and the JV and SINA may assign this Agreement or any obligation herunder to any Affiliate of SINA upon written notice to Adforce and the JV. In such event, the assigning party shall be the controlling party of such assignee and will guarantee the obligations of such assignee for this Agreement. Any attempted succession, assignment or transfer in violation of this Section 26.5(a) shall be null and void.

       (b) This Agreement shall be binding upon and inure to the benefit of any successors-in-title or assignees of the Parties.

                                   21 of 27

       (c) Except as specifically set forth or referred to herein, nothing express or implied in this Agreement or the Annexes hereto is intended to or shall be construed to confer upon or to give any person other than the Parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

26.6 Severability. In the event that any of the provisions or portions of this Agreement, or any provisions or portions of any Annexes hereto or documents referenced herein are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby. If the purposes of this Agreement are substantially frustrated by any events contemplated by this Section 26.6, any Party may terminate this Agreement in the manner as if the conditions of Section 19.2 hereof for termination of the Agreement existed.

26.7 Notice. All notices and other communications must be in English and either delivered in person (including delivery by courier, facsimile, e-mail, or similar means) or sent by mail, postage prepaid, registered, return receipt requested and addressed to the entity listed below. Notice will be effective on the date that it is received. The addresses specified below may be changed by written notice by a Party of a change in address.

       (a) If sent to AdForce, notices will be sent to: Vice President and General Counsel, 10590 North Tantau Avenue, Cupertino, CA 95014.

       (b) If sent to SINA, notices will be sent to: 1313 Geneva Drive, Sunnyvale, CA 94089.

       (c) If sent to Compuserve, notices will be sent to: Unit 405, 4/F, Westlands Centre,20 Westlands Road, Quarry Bay, Hong Kong.

26.8 Headings. The headings of the Sections of this Agreement are for reference purposes only and shall not be deemed to affect in any way the meaning or interpretation of the Sections to which they refer.

26.9 Binding Effect on the JV. Upon the incorporation of the JV, the Parties shall cause the JV to ratify, join in and become bound by all of the terms and conditions of this Agreement.

26.10 Absence of Waiver. The failure on the part of any Party to exercise or enforce any rights conferred upon it hereunder shall not be deemed to constitute a waiver of any rights nor operate to bar the exercise or enforcement of any such right at any time or times thereafter.

26.11 English Language. This Agreement is written and executed in English. No translation of the Agreement into any other language shall have any force or effect in the interpretation of the construction of this Agreement or in determination of the intent of the Parties hereto.

26.12 Further Assurances. The Parties hereto agree to execute and deliver to each other all such additional instruments, to provide all such information, and to do or refrain from doing all such further acts and things as may be necessary or as may be reasonably requested by any Party hereto, more fully to vest in, and to assure each party of, all rights, powers, privileges, and remedies, herein intended to be granted to or conferred upon such Party.

26.13 Counterparts. This Agreement may be executed in two or more counterparts in the English language, and each counterpart will be deemed an original, but all counterparts together will constitute a single instrument.

26.14 Agency. Nothing in this Agreement or the Annexes hereto shall be deemed to create a partnership or agency relationship between the Parties or between a Party and the JV. The Parties and the JV are each independent companies and independent contractors who shall operate with each other in arm's length

                                   22 of 27
transactions. Neither the Party nor the JV shall be entitled to act on the behalf of and/or bind any one or more of the other Parties without prior written consent.

26.15 Costs. The Parties shall be responsible for and bear all of their own respective expenses, including without limitation, expenses of legal counsel, accountants, and other advisors, incurred at any time in connection with the pursuit or consummation of the rights and obligations contemplated in this Agreement.

26.16 Construction. This Agreement and the Annexes hereto has been negotiated by the Parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction for or against any of the Parties.

                          [INTENTIONALLY LEFT BLANK]









                                   23 of 27

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties hereto have duly executed this Joint Venture Agreement as of the date first written above.

"AdForce" (Delaware)                    "SINA"


By:  /s/                                 By:  /s/
   ------------------------------           ------------------------------

Name:  Rex S. Jackson                    Name:  Daniel Mao
     ----------------------------             ----------------------------

Title:  V.P., G.C. & Secretary           Title:  Director
      ---------------------------              ---------------------------

Date:  August 31, 1999                   Date:  August 31, 1999
     ----------------------------              ---------------------------

"Compuserve"

By:  /s/
   ------------------------------

Name:  Terrence Fok
     ----------------------------

Title: Executive Director
      ---------------------------

Date:  August 31, 1999
      ---------------------------


                                [SIGNATURE PAGE]



                                   24 of 27

                                      ANNEX A

                        THE COMPANIES ORDINANCE (CHAPTER 32)

                             COMPANY LIMITED BY SHARES

                             MEMORANDUM OF ASSOCIATION

                                         OF

                                ADFORCE ASIA LIMITED


THE NAME OF THE COMPANY IS "ADFORCE ASIA LIMITED."
THE REGISTERED OFFICE OF THE COMPANY IS SITUATED IN HONG KONG.
THE LIABILITY OF THE MEMBERS IS LIMITED.
THE SHARE CAPITAL OF THE COMPANY IS HK $25,525,000.00 DIVIDED INTO 10,000,000 ORDINARY SHARES OF HK $1.00 EACH, 12,775,000 SERIES A PREFERRED SHARES OF HK $1.00 EACH AND 2,750,000 SERIES A1 PREFERRED SHARES OF HK $1.00 EACH, AND THE COMPANY SHALL HAVE THE POWER TO DIVIDE THE ORIGINAL OR ANY INCREASED CAPITAL INTO SEVERAL OTHER CLASSES, AND TO ATTACH THEREIN ANY PREFERENTIAL, DEFERRED, QUALIFIED OR OTHER SPECIAL RIGHTS, PRIVILEGES, RESTRICTIONS OR CONDITIONS. WE, the several persons, whose names, addresses and descriptions are hereto subscribed are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names:


                                                   NUMBER OF SHARES TAKEN BY
NAMES, ADDRESSES AND DESCRIPTION OF SUBSCRIBERS         EACH SUBSCRIBER
-----------------------------------------------    --------------------------
-----------------------------------------------
 Rex S. Jackson
 Vice President, General Counsel & Secretary      3,051,242 shares of Ordinary
 For and on behalf of                             1,500,000 shares of Series A Preferred
 ADFORCE, INC., a Delaware corporation            2,750,000 shares of Series A1 Preferred
 10590 North Tantau Ave.
 Cupertino, CA  95014
 U.S.A.
 WITNESS to the above signature:
 Name:              R. Elizabeth Toepfer
 Occupation:        Attorney
 Address:           10590 N. Tantau Ave.,
                    Cupertino, CA  95014


-----------------------------------------------
 Daniel Mao
 Chief Operating Officer                          2,934,783 shares of Ordinary
 For and on behalf of :                           1,275,000 shares of Series A Preferred
 SINA.COM, a Cayman Islands corporation
 1313 Geneva Drive
 Sunnyvale, CA  94089
 WITNESS to the above signature:
 Name:
 Occupation:
 Address:


                                   25 of 27



-----------------------------------------------
 Name:
 Title:                                           388,199 shares of Ordinary
 For and on behalf of
 COMPUSERVE CONSULTANTS, LTD., a Hong Kong
 corporation
 Unit 405, 4/F, Westlands Centre
 20 Westlands Road
 Quarry Bay, Hong Kong
 WITNESS to the above signature:
 WITNESS to the above signature:
 Name:
 Occupation:
 Address:

 TOTAL NUMBER OF SHARES TAKEN ...............     6,374,224 SHARES OF ORDINARY
                                                  2,775,000 SHARES OF SERIES A PREFERRED
                                                  2,750,000 SHARES OF SERIES A1 PREFERRED


Dated the                 day of                     1999



                                   26 of 27

                        THE COMPANIES ORDINANCE (CHAPTER 32)
                             COMPANY LIMITED BY SHARES
                              ARTICLES OF ASSOCIATION
                                         OF
                                ADFORCE ASIA LIMITED

       The regulations contained in Table A in the First Schedule to the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) shall not apply to the Company.
       In these articles:-
       "Ordinance" means the Companies Ordinance, Chapter 32 of the Laws of Hong Kong.
       "Seal" means the common seal of the Company.
       "secretary" means any person appointed for the time being to perform the duties of the secretary of the Company.
       Words importing the singular number only shall include the plural number and vice versa.
       Words importing the masculine gender only shall include the feminine and the neuter genders.
       Expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography, and other modes of representing or reproducing words in a visible form.
       Unless the context otherwise requires, words or expressions contained in these articles shall bear the same meanings as in the Ordinance or any statutory modification thereof in force at the date at which these articles become binding on the Company.

                                   PRIVATE COMPANY

       The Company is a private company and accordingly:-

       the right to transfer shares is restricted in the manner hereinafter prescribed;

       the number of members of the Company (exclusive of persons who are in the employment of the Company and of persons who having been formerly in the employment of the Company were while in such employment and have continued after the determination of such employment to be members of the Company) is limited to 50, provided that where 2 or more persons hold one or more shares in the Company jointly they shall for the purposes of these articles be treated as a single member;

       any invitation to the public to subscribe for any shares in or debentures of the Company is prohibited; and

       the Company shall not have power to issue share warrants to bearer.

                                   SHARE CAPITAL

       Without prejudice to any special rights or restrictions previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred, qualified or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may, subject to the Ordinance, from time to time by ordinary resolution determine.
       Subject to sections 49 to 49S of the Ordinance, the Company may issue shares on the terms that they are, or, at the option of the Company or the holder of the shares, are liable, to be redeemed on such terms and in such manner as may be provided by these articles and the Ordinance.
       6.     (a)    Subject to sections 49 to 49S of the Ordinance, the Company may purchase its own shares (including any redeemable shares).
              (b)    Subject to sections 49I to 49O of the Ordinance, the
                     Company may make a payment in respect of the redemption or purchase of its own shares otherwise than out of the distributable profits of the Company or the proceeds of a fresh issue of shares.

              1. Notwithstanding section 49B(1) and (2) but subject to sections 49, 49A, 49B(6), 49F, 49G, 49H, 49I(4) and (5),
                     49P, 49Q, 49R and 49S of the Ordinance (except that such purchases may be made either out of or otherwise than out of the distributable profits of the Company or the proceeds of a fresh issue of shares), the Company may purchase its own shares (including any redeemable shares) in order to-

       settle or compromise a debt or claim;

       eliminate a fractional share or fractional entitlement or an odd lot of shares (as defined in section 49B(5) of the Ordinance);

       fulfil an agreement in which the Company has an option or is obliged to purchase shares under an employee share scheme which had previously been approved by the board of directors and by the Company in general meeting; or

       comply with an order of the court under- section 8(4); section 47G(5), where such order provides for the matters referred to in section 47G(6); or section 168A(2), of the Ordinance.

       The Company may exercise the powers of paying commissions conferred by section 46 of the Ordinance, provided that the rate per cent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the said section and the rate of the commission shall not exceed the rate of 10 per cent of the price at which the shares in respect whereof the same is paid are issued or an amount equal to 10 per cent of such price (whichever is the less). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

       Except as required by law, no person shall be recognized by the Company as holding any share upon any trust and, except only as otherwise provided by these articles or as required by law or a court order, the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

9A.    The shares in the Company shall be divided into three classes as follows:
       (a)    ordinary shares;
       (b)    Series A preferred shares; and
       (c)    Series A1 preferred shares.
       Each of such shares shall carry equal rights, including, without limitation, voting rights and rights to dividends, provided that, in the event of a liquidation or winding up (whether voluntary or otherwise) of the Company, if the assets available for distribution among the members as such are insufficient to repay the whole of the paid-up capital of the Company, such assets shall be applied in the following manner:
              (i) holders of Series A preferred shares shall first receive payment up to the paid-up capital of such Series A preferred shares (or the appropriate proportion thereof bearing to their then respective holdings of such shares if the assets available are insufficient to pay the full amount of such paid-up capital);
              (ii) if the holders of Series A preferred shares have received full payment under (i) above, the holders of Series A1 preferred shares shall receive payment up to the paid-up capital of such Series A1 preferred shares (or the appropriate proportion thereof bearing to their then respective holdings of such shares if the remaining assets are insufficient to pay the full amount of such paid-up capital); and
              (iii) if the holders of Series A1 preferred shares have received full payment under (ii) above, holders of ordinary shares shall receive payment up to the paid-up capital of such ordinary shares (or the appropriate proportion thereof bearing to their then respective holdings of such shares if the remaining assets are insufficient to pay the full amount of such paid-up capital).

                                 VARIATION OF RIGHTS

       Subject to article 11, all or any of the rights, privileges or conditions for the time being attached to any shares in the capital of the Company may be affected, altered, modified, commuted, abrogated or dealt with, with the consent in writing of the holders of three-fourths of the then issued shares of the Company, or with the sanction of a special resolution passed at a general meeting of the Company.
       If at any time the share capital is divided into different classes of shares, the rights attached to any class may be varied with the consent in writing of the holders of three-fourths in nominal value of the then issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class. For the purposes of these articles, all the provisions herein relating to general meetings shall mutatis mutandis apply to every such meeting under this article, but the quorum therefor shall be not less than two persons holding or representing one-third in nominal value of the then issued shares of the class, and any holder of shares of the class present in person or by proxy may demand a poll.
       The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

                                     CERTIFICATES

       Every person whose name is entered as a member in the register of members shall be entitled without payment to receive within 2 months after allotment or lodgement of transfer duly stamped (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of HK$5 for every certificate after the first or such less sum as the directors shall from time to time determine. Every certificate shall be under the Seal, or under the official seal kept by the Company under section 73A of the Ordinance, and shall specify the number and class of the shares to which it relates and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders. Share certificates shall be endorsed with such legends as may be determined by the directors from time to time. If at any time the share capital of the Company is divided into different classes of shares, every share certificate issued at that time shall comply with section 57A of the Ordinance, and no certificate shall be issued in respect of more than one class of shares.
       Subject to section 71A, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of HK$5 or such less sum and on such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the Company of investigating evidence and of such indemnity as the directors require.

                                         LIEN

       The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) standing registered in the name of a member (whether singly or jointly with any other person or persons) for all moneys payable (whether presently or otherwise and whether jointly or severally) by him or his estate to the Company; but the directors may at any time declare any share to be wholly or in part exempt from the provisions of this article. The Company's lien, if any, on a share shall extend to all dividends payable thereon and (if any) any other distributions or benefits accruing in respect thereof.
       The Company may sell, in such manner as the directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy or winding up (as the case may be) or otherwise by operation of law or court order.
       To give effect to any such sale the directors may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprized in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. The net proceeds of the sale (after payment of the costs and expenses of such sale) shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

                                    CALL ON SHARES

       The directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that no call shall exceed one-fourth of the nominal value of the share or be payable at less than 1 month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least 14 days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked, varied or postponed as the directors may determine.
       A call shall be deemed to have been made at the time when the resolution of the directors authorizing the call was passed and may be required to be paid by instalments.
       The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.
       If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment in full at such rate not exceeding 10 per cent per annum as the directors may determine, but the directors shall be at liberty to waive payment of such interest wholly or in part.
       Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these articles as to payment of interest and expense, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.
       The directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment. The directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) 8 per cent per annum, as may be agreed upon between the directors and the member paying such sum in advance. The directors may at any time repay the amount so advanced upon giving one month's written notice to such member.

                                  TRANSFER OF SHARES

       The instrument of transfer of any share shall be executed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the register of members in respect thereof.
       Subject to such of the restrictions of these articles as may be applicable, any member may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the directors may approve.

       28.    (a)    Except as hereinafter provided the rights of pre-emption
                     hereinafter conferred shall have been exhausted.
                     (b)    Every member who desires to transfer any share or
                            shares (hereinafter called the vendor) must first obtain the consent of members holding seventy-five percent (75%) or more of the voting rights in the Company. Having obtained such consent, the vendor must first obtain a bona fide written offer (which offer must be accompanied by a good faith deposit in the form of a certified cheque equal to at least ten percent (10%) of the purchase price) for such interest from the party desiring to purchase such interest, which offer must set out the name and address of the prospective purchaser, the number of shares to be purchased, the prospective purchase price, and the other terms and conditions of such offer.
                     (c)    The vendor must send to the Company and to the other
                            members a photocopy of such offer, together with a photocopy of the accompanying certified cheque (hereinafter called transfer notice), whereupon the Company (to the extent permitted by law) and the other members will have the option to purchase (which option shall be exercised by written notice given to the vendor, the Company and any other members of the Company within 20 days, or such time period as may be required by law, after such notification), all (but not less than all) of the vendor's shares offered to be sold for the same aggregate price and on the same terms and conditions (except that the closing shall be held at a mutually agreeable place and time within thirty (30) days after the expiration of the option period as defined above) as contained in the offer provided to the vendor.
                     (d)    To the extent permitted by law, the Company shall
                            have the prior right to purchase all of the shares on offer. If the Company elects to purchase none or only a portion of the shares on offer, then the entire balance (but not less than the entire balance) may be purchased by the members (other than the vendor) in the proportion that the respective holdings of shares of those members desiring to purchase bears to each other, or as otherwise agreed by them among themselves, at the same purchase price per share as set out in the offer provided to the vendor, and the Company shall so notify such members. The Company and the purchasing members will be entitled to receive from the vendor at closing, all documents reasonably requested by them to evidence the transfer to them of the vendor's shares.
                     (e)    If the Company and/or any members elect to purchase
                            the vendor's shares on offer pursuant to this
                            article 28, the vendor shall be bound to transfer the shares to the relevant purchasers in accordance with this article 28; and if he shall fail to do so, the chairman of the Company's board of directors or some other person appointed by the directors shall be deemed to have been appointed attorney of the vendor with full power to execute, complete and deliver, in the name and on behalf of the vendor, transfers of the shares to the purchasers thereof against payment of the offer.
                     (f)    If, at the end of such time periods as specified
                            herein, the rights under this article 28 to purchase all of the vendor's shares on offer have not been exercised, then the vendor shall be permitted to accept the third party offer for such shares within sixty (60) days thereafter for the price and according to the terms and conditions set out in the original offer.
                     (g)    The decision by the Company whether to exercise its
                            rights to purchase shares under this article 28 shall be determined by a special resolution of the members or by a seventy-five percent (75%) majority vote of the board of directors.
                     (h)    The restrictions on transfer contained in this
                            article shall not apply to:
                            (i) any transferor approved in writing by all the members;

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

                            (ii) any request by a person becoming entitled to a share in consequence of the death or bankruptcy or winding-up (as the case may be) of a member to be registered as the holder of such share;
                            (iii) any transfer by personal representatives to any person or persons absolutely entitled to the shares transferred under the will of a deceased member or under the Intestates' Estates Ordinance;
                            (iv) any transfer by a trustee to the beneficiary and vice versa;
                            (v)    any transfer from old trustee to new trustee;
                                   and
                            (vi) any transfer which results from the merger of a member into a surviving third person or from a sale of substantially all of the assets of a member to a third person, which transfer shall be subject to such other conditions as may be imposed from time to time by members holding seventy five percent (75%) or more of the voting rights in the Company;
              Provided that it be proved to the satisfaction of the directors that the transfer bona fide falls within one of these exceptions.

       29. The directors may, subject to section 69 and other applicable provisions of the Ordinance, in their absolute discretion and without assigning any reason thereof decline to register any transfer of any share, whether or not it is a fully paid share, and they may also decline to register the transfer of a share on which the Company has a lien.
       The directors may also decline to recognize any instrument of transfer unless:

       the instrument of transfer is lodged at the Company's registered office for the time being for registration and is accompanied by the certificate of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer:

       the instrument of transfer is in respect of only one class of share;

       the shares concerned are free of any lien in favour of the Company; and

       such other conditions as the directors may from time to time impose for the purpose of guarding against losses arising from forgery are satisfied.

       If the directors refuse to register a transfer they shall within 2 months after the date on which the transfer was lodged with the Company send to the transferor and transferee notice of the refusal.
       The registration of transfers may be suspended at such times and for such periods as the directors may, in compliance with section 99 and other applicable provisions of the Ordinance, from time to time determine, provided always that such registration shall not be suspended in any year for more than 30 days or, where the period for closing the register of members is extended in respect of that year under section 99(2)(a) of the Ordinance, for more than that extended period.
       In relation to the registration of any share transfer, the Company shall be entitled to charge a fee not exceeding HK$5 (to be reviewed from time to time by the directors in their absolute discretion) on the registration of every probate, letter of administration, certificate of death or marriage, power of attorney, or other instrument in respect of or affecting the title to the relevant shares.

                               TRANSMISSION OF SHARES

       In case of the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognized by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share which had been solely held by him or jointly held by him with other persons.
       Any person becoming entitled to a share in consequence of the death or bankruptcy (or winding up as the case may be) of a member or otherwise by operation of law or court order may, upon such evidence being produced as may from time to time properly be required by the directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the directors shall, in either case, have the same right to decline or suspend registration and other rights under these articles and the Ordinance as they would have had in the case of a transfer of the share or a registration of any share transfer by that member before his death or bankruptcy or winding up, as the case may be.
       If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these articles and the Ordinance relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy or winding up (as the case may be) of the member had not occurred and the notice or transfer were a transfer signed by that member.
       A person becoming entitled to a share by reason of the death or bankruptcy or winding up (as the case may be) of the holder or otherwise by operation of law or court order shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided always that the directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days the directors may thereafter withhold payment of all dividends bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.
       Any person to whom the right to any shares in the Company has been transmitted by operation of law or court order shall, if the directors refuse to register the transfer, be entitled to call on the directors to furnish within 28 days a statement of the reasons for the refusal.

                                 FORFEITURE OF SHARES

       If a member fails to pay any call or instalment of a call on the day appointed for payment thereof the directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued. The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

       If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made in full, be forfeited by a resolution of the directors to that effect. Any such forfeiture shall extend to dividends declared and other distributions and benefits accruing in respect of shares so forfeited.
       A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit. If the forfeited share is so sold or disposed of, the directors shall account to the person whose shares have been forfeited with the balance (if any) of moneys received by the Company in respect of such share, after deduction of expenses of forfeiture, sale or disposal of the shares and any amounts due to the Company in respect of such share.
       A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.
       A statutory declaration in writing that the declarant is a director or the secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.
       The provisions of these articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

                           CONVERSION OF SHARES INTO STOCK

       The Company may by ordinary resolution convert any fully paid-up shares into stock and reconvert any stock into fully paid-up shares of any denomination.
       The holders of stock may transfer the same, or any part thereof, in the same manner, and subject to the same regulations, as and subject to which the shares from which the stock arose might prior to conversion have been transferred, or as near thereto as circumstances admit; and the directors may from time to time fix the minimum amount of stock transferable but so that such minimum shall not, without the sanction of an ordinary resolution of the Company, exceed the nominal amount of the shares from which the stock arose.
       The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such right, privilege or advantage (except participation in the dividends and profits of the Company and in the assets on a reduction of the Company's capital or winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that right, privilege or advantage. Such of the articles of the Company as are applicable to fully paid-up shares shall apply mutatis mutandis to stock, and the words "share" and "shareholder" therein shall include "stock" and "stockholder".

                                ALTERATION OF CAPITAL

              The Company may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such classes and of such amount as the resolution shall prescribe.
50A. Unless members representing seventy five percent (75%) or more of the voting rights in the Company otherwise agree in writing, any unissued shares which the directors resolve to offer for subscription shall be offered in the first instance to the members in proportion to their respective shareholdings at the date of such offer, prior to being offered to third parties.
       The Company may by ordinary resolution:

       consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

       sub-divide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to the provisions of section 53(1)(d) of the Ordinance;

       cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its authorised capital by the amount of the shares so cancelled.

       The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorized, and consent required, by law.

                                 ALLOTMENT OF SHARES

       The directors shall not exercise any power conferred on them to allot shares in the Company without the prior approval of the Company in general meeting where such approval is required by section 57B of the Ordinance, and shall exercise such power in compliance with article 50A.

                                   GENERAL MEETINGS

       The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notices calling it, and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next, provided that so long as the Company holds its first annual general meeting within 18 months of its incorporation, it need not hold it in the year of its incorporation or in the following year. The annual general meeting shall be held at such time and place as the directors shall appoint.
       All general meetings other than annual general meetings shall be called extraordinary general meetings.
       The directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default, may be convened by such requisitionists, as provided by section 113 of the Ordinance. If at any time there are not within Hong Kong sufficient directors capable of acting to form a quorum, any director or any 2 members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the directors.

                              NOTICE OF GENERAL MEETINGS

       Subject to section 116C of the Ordinance, an annual general meeting and a meeting called for the passing of a special resolution shall be called by 21 days' notice in writing at the least, and a meeting of the Company other than an annual general meeting or a meeting for the passing of a special resolution shall be called by 14 days' notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of meeting and, in case of special business, the general nature of that business, and shall be given, in manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting, to such persons as are, under these articles and the Ordinance, entitled to receive such notices from the Company, provided that a meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these articles or required by the Ordinance, be deemed to have been duly called if it is so agreed-

       in the case of a meeting called as the annual general meeting, by all the members entitled to attend and vote thereat; and

       in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

       The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

                           PROCEEDINGS AT GENERAL MEETINGS

       All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the directors and auditors and ancillary documents, the election of directors in the place of those retiring and the appointment of, and the fixing of the remuneration of, the auditors and/or directors.

       No business (except for the election of a chairman of the meeting) shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business and continues to be present until the conclusion of the meeting and 2 members present in person or by proxy shall be a quorum for all purposes.
       If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the chairman may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present in person or by proxy shall be a quorum.
       The chairman, if any, of the board of directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act or is absent from Hong Kong or has given notice to the

       Company of his intention not to attend the meeting, the directors present shall elect one of their number to be chairman of the meeting.
       If at any meeting no director is willing to act as chairman or if no director is present within 15 minutes after the time appointed for holding the meeting, the members present in person or by proxy shall choose one of their number to be chairman of the meeting.
       The chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.
       At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands or before or on the withdrawal of any other demand for a poll) demanded-

       by the chairman; or

       by at least 2 members present in person or by proxy; or

       by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

       by any member or members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

            Unless a poll be so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

            The demand for a poll may be withdrawn only with the approval of the chairman of the meeting.

       Except as provided in article 68, if a poll is duly demanded it shall be taken at such time and in such manner as the chairman directs, and the result of the poll shall be deemed for all purposes to be the resolution of the meeting at which the poll was demanded.
       In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.
       A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.
       Subject to the provisions of the Ordinance, a resolution in writing signed by all the members for the time being entitled to receive notice of and to attend and vote at the Company's general meetings and annexed or attached to the general meetings' minute book shall be as valid and effective as a resolution duly passed at a general meeting of the Company duly convened and held and, where relevant, as a special resolution so passed. The signature of any members may be given by his attorney or proxy. Any such resolution may be contained in one document or separate copies prepared and/or circulated for the purpose and signed by one or more of the members. A cable or telex message sent by a member or his attorney or proxy shall be deemed to be a document signed by him for the purposes of this article.

                                  VOTES OF MEMBERS

       Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person or by proxy shall have one vote and on a poll every member shall have one vote for each fully paid-up share of which he is the registered holder.
       In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of members.
       A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other person may, on a poll, vote by proxy.
       No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been fully paid.
       No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.
       On a poll votes may be given either personally or by proxy.
       A person entitled to cast more than one vote need not use all his votes or cast all the votes he uses in the same way.
76A. Notwithstanding anything to the contrary in these articles, in addition and without prejudice to such voting rights afforded at law and under these articles, a member or members representing more than twenty five percent (25%) of the votes at any general meeting of the Company shall have the protective right to veto block only in respect of the following actions:

       amendments to the memorandum and articles of association of the Company;

       establishing pricing or other material terms on transactions between a majority shareholder of the Company and the Company, and related self-dealing transactions;

       liquidation of the Company, or a decision to cause the Company to enter bankruptcy or other receivership;

       the acquisition or disposition of assets greater than 20% of the fair value of the Company's total assets (as determined by the Company's auditors as experts and not as arbitrators (whose decision shall be final and binding)); and

       the issuance or repurchase of securities in the Company by the Company.

       Subject to Hong Kong law, no member shall be entitled to vote on any proposal where such a vote would jeopardise the ability of the majority shareholder to fully consolidate the Company's financial results into its own financial statements in accordance with applicable US regulations.

       The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation, either under seal, or under the hand of an officer or attorney duly authorized. A proxy need not be a member of the Company.
       The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority shall be deposited at the registered office of the Company or at such other place within Hong Kong as is specified for that purpose in the notice convening the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid for the purposes of these articles (except with the approval of the chairman of the meeting).
       An instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit-
             I/we, of being a member/members of the above-named company, hereby appoint of or failing him, of as my/our proxy to vote for me/us on my/our behalf at the [annual or extraordinary, as the case may be] general meeting of the company to be held on the day of and at any adjournment thereof


              Signed this   day of

       Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit-
       I/we, of being a member/members of the above-named company, hereby appoint of or failing him, of as my/our proxy to vote for me/us on my/our behalf at the [annual or extraordinary, as the case may be] general meeting of the company to be held on the day of and at any adjournment thereof.

       Signed this   day of

              This form is to be used *in favour of/against the resolution.

              Unless otherwise instructed, the proxy will vote as he thinks fit.

              *Strike out whichever is not desired".

       The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.
       A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the vote is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the office before the commencement of the meeting or adjourned meeting or poll-taking at which the proxy is used.

                  CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

       Any corporation which is a member of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

                                      DIRECTORS

       The Company shall have three directors. Until the appointment of the first directors the subscribers of the Company's memorandum of association may exercise all the powers of the directors.
       (a)    The first directors of the Company shall be nominated in writing by the subscribers to the memorandum of association.
              (b) A corporation may be a director of the Company and exercise its functions as such director by and through a representative duly appointed by it.
       The shareholding qualification for directors may be fixed by the Company in general meeting, and unless and until so fixed no qualification shall be required. A director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings or meetings of the holders of any class of shares.
       A director may resign from his office at any time by giving written notice to the Company in compliance with applicable law and (if any) his agreement with the Company. Such resignation shall, subject to such law and (if any) such agreement, take effect whenever it is expressed to do so or upon its earlier acceptance.
       Any casual vacancy occurring in the board of directors may be filled up by the directors and the directors shall further have power at any time and from time to time to appoint any person as an additional director but so that the total number of directors shall not at any time exceed the number fixed in accordance with article 84.
       A director of the Company may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and, subject to the Ordinance and other applicable law. no such director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company unless the Company otherwise directs.
       (a)    The directors shall be paid out of the funds of the Company remuneration for their services at such rate as shall from time to time be decided by an ordinary resolution of the Company in general meeting.
              (b) The directors shall also be entitled to be paid all their reasonable travelling and hotel and other expenses properly incurred in or with a view to a performance of their duties or in attending and returning from meetings of the directors or any committee of the directors or general meetings of the Company or in connection with the business of the Company.

              (c) If any director, being willing and having been called upon to do so, shall render or perform extra or special services of any kind (which are outside the normal scope of his duties as a director) including services on any committee of the directors, or shall travel or reside abroad for any business or purposes of the Company, he shall be entitled to receive such sum as the directors may think fit for expenses, and also such remuneration as the directors may think fit, either as a fixed sum or as a percentage of profits or otherwise, and such remuneration may, as the directors determine, be either in addition to or in substitution for any other remuneration he may be entitled to receive, and the same shall be charged as part of the ordinary working expenses of the Company.


                                   BORROWING POWERS

       The directors may exercise all the powers of the Company to borrow money for the purposes of the Company, without limit and upon such terms as they may think fit and to mortgage or charge its undertaking, property (both present and future) and uncalled capital, or any part thereof, and to issue bonds, debentures, debenture stock and, subject to section 57B of the Ordinance, convertible debentures and convertible debenture stock and other securities whether outright or as security for any debt liability or obligation of the Company or of any third party.

                            POWERS AND DUTIES OF DIRECTORS

       The business of the Company shall be managed by the directors, who may pay all expenses incurred in promoting, establishing and registering the Company, and may exercise all such powers of the Company as are not by the Ordinance or by these articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these articles, to the provisions of the Ordinance and to such regulations, being not inconsistent with the aforesaid articles or provisions, as may be prescribed by the Company in general meeting; but no regulation made by the Company in general meeting shall invalidate any prior act of the directors which would have been valid if that regulation had not been made.
       The directors may establish any committee, local board, or agency for managing any of the affairs of the Company, either in Hong Kong or elsewhere, and may lay down, vary or annul such rules and regulations as they may think fit for the conduct of the business thereof, and may appoint any person to be a member of any such committee or local board or any manager or agent and may fix their remuneration, and may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions vested in the directors, with power to sub-delegate and may authorize the members of any such committee or local board, or any of them, to fill any vacancies therein and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the directors may think fit, and the directors may remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.
       The directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers authorities and discretions (not exceeding those vested in or exercisable by the directors under these articles and the Ordinance) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.
       The Company may exercise the powers conferred by section 35 of the Ordinance with regard to having an official seal for use abroad, and such powers shall be vested in the directors.
       The Company may exercise the powers conferred upon the company by sections 103, 104 and 106 of the Ordinance with regard to the keeping of a branch register, and the directors may (subject to the provisions of those sections) make and vary such regulations as they may think fit in respect of the keeping of any such register.
       (a) No director or intended director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company with any company or partnership of or in which any director shall be a member or otherwise interested be capable on that account of being avoided; nor shall any director so contracting or being such member or so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason only of such director holding that office or of the fiduciary relationship thereby established, provided always that each director shall forthwith disclose the nature of his interest in any contract or arrangement in which he is interested as required by and subject to the provisions of the Ordinance.
       (b) Provided such disclosure is made as aforesaid, a director shall be entitled to vote in respect of any contract or arrangement in which he is interested and to be counted in the quorum present at the meeting at which such contract or arrangement is considered.

       (c) Any director may continue to be or become a director, managing director, manager or other officer or member of any other company in which the Company may be interested and (unless otherwise agreed) no such director shall be accountable for any remuneration or other benefits received by him as a director, managing director, manager or other officer or member of any such other company. The directors may exercise the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them as directors, managing directors, managers or other officers of such company) and any director of the Company may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or about to be, appointed a director, managing director, manager or other officer of such company, and as such that he is or may become interested in the exercise of such voting rights in manner aforesaid.

       All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the directors shall from time to time by resolution determine.
       The directors shall cause minutes to be made in books provided for the purpose:-

       of all appointments of officers made by the directors;

       of the names of the directors present at each meeting of the directors and of any committee of the directors;

       of all resolutions and proceedings at all meetings of the Company, and of the directors, and of committees of directors.

       The directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premium for the purchase or provision of any such gratuity, pension or allowance.

       Without prejudice to the general powers conferred by these presents, it is hereby expressly declared that the directors shall have the following powers, that is to say, power-

       to pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the Company;

       to purchase or otherwise acquire for the Company any property right or privilege at such price and generally on such terms and conditions as they think fit and to pay for the same either in cash or in shares, bonds, debentures, or other securities of the Company;

       to appoint and at their discretion remove or suspend managers, agents, secretaries, clerks, shroffs, servants and workmen for carrying on the business of the Company, and to determine the powers and duties of such persons, and fix their salaries or emoluments and to sanction the payment of the same out of the funds of the Company;

       to enter into all such negotiations and contracts and rescind and vary all such acts, deeds and things for the Company as may be expedient;

       to refer any claim or demand by or against the Company to arbitration and observe and perform the awards.,

       to declare and pay dividends to the members;

       to provide from time to time for the management of the affairs of the Company in any part of the world in such manner as they shall think fit;

       to make, vary and repeal from time to time by-laws for the regulation of the business of the Company, its officers and servants.

                           DISQUALIFICATION OF DIRECTORS

       The office of director shall be vacated if the director:

       ceases to be a director by virtue of section 155 of the Ordinance; or

       becomes bankrupt or makes any arrangement or composition with his creditors generally; or

       becomes prohibited by law or court order from being a director, or becomes of unsound mind; or

       resigns his office by notice in writing to the Company given in accordance with section 157D (3)(a) of the Ordinance; or

       is removed by a special resolution of the Company.


                                ROTATION OF DIRECTORS

       At each of the annual general meeting of the Company all the directors shall retire from office.
       Retiring directors shall be eligible for re-election.
       The Company may by special resolution remove any director before the expiration of his period of office notwithstanding anything in these articles or in any agreement between the Company and such director. Such removal shall be without prejudice to any claim such director may have for damages for breach of any contract of service between him and the Company.
       The Company may by special resolution appoint another person in place of a director removed from office under the immediately preceding article, and the Company in general meeting may by special resolution appoint any person to be a director either to fill a casual vacancy or as an additional director PROVIDED that the total number of directors shall not at any time exceed the number fixed in accordance with article 84.

                               PROCEEDINGS OF DIRECTORS

       The directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings, as they think fit. Meetings of the directors may be held in Hong Kong or in any part of the world as may be convenient for the majority. Questions arising at any meeting shall be decided by a majority of votes and in case of an equality of votes the chairman shall have a second or casting vote. A director may (and the secretary on the requisition of a director shall) at any time summon a meeting of the directors. Notice thereof shall be given in any manner, including in writing or by cable or telex or facsimile transmission or by telephone or otherwise orally.
       The quorum necessary for the transaction of the business of the directors may be fixed by the directors from time to time and unless so fixed shall be two (2).
       The continuing directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these articles as the necessary quorum of directors, the continuing directors or director may act for the purpose of increasing the number of directors to that number, or of summoning a general meeting of the Company, but for no other purpose.
       The directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within 5 minutes after the time appointed for holding the same, the directors present may choose one of their number to be chairman of the meeting.
       The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulation that may be imposed on it by the directors; and the directors may revoke any such delegation and discharge any such committee.
       A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within 5 minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.
       A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the chairman shall have a second or casting vote.
       All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified to be a director.
       A resolution in writing signed by all the directors and annexed or attached to the directors' minute book shall be as valid and effective as a resolution passed at a meeting duly convened. The signature of any director may be given by his alternate. Any such resolution may be contained in one document or separate copies prepared and/or circulated for the purpose and signed by one or more of the directors. A message sent by a director or his alternate by cable, telex or other remote electronic information delivery system shall be deemed to be a document signed by him for the purposes of this article.
       Any director or member of a committee of directors may participate in a meeting of the directors or such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting. Such meeting shall be deemed to have occurred at the place where the majority of the directors are present or, if none, where the chairman of the board of directors is present.
116A. The directors may appoint such other officers of the Company, for such term, at such remuneration and upon such conditions as it may think fit, and any officer so appointed may be removed by the directors.

                                  MANAGING DIRECTOR

       The directors may from time to time appoint one or more of their body to the office of managing director for such period and on such terms as they think fit, and, subject to the terms of any agreement entered into between the Company and such managing director in any particular case, may revoke such appointment.
              A director so appointed shall not, whilst holding that office, be subject to retirement, but his appointment shall automatically be terminated if he ceases for any cause to be a director.

       A managing director shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the directors may determine.
       The directors may entrust to and confer upon a managing director any of the powers exercisable by them under these articles and the Ordinance upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                                 ALTERNATE DIRECTORS

              (a) A director may at any time and from time to time appoint any other person approved by the majority of the directors to act as alternate director at any meeting of the board of directors at which the director is not present, and may at any time revoke any such appointment.

              (b) An alternate director so appointed shall not be entitled as such to receive any remuneration from the Company, nor shall it be necessary for him to acquire or hold any share qualification but he shall otherwise be subject to the provisions hereof with regard to directors.

       An alternate director shall be entitled to receive notices of all meetings of the board of directors and to attend and vote as a director at any such meeting at which the director appointing him is not personally present, and generally to perform or exercise all the functions, rights, powers and duties (other than the right and power to appoint an alternate) of the director by whom he was appointed in his capacity as a director but not in his capacity as a manager or working director.

       An alternate director shall ipso facto cease to be an alternate director if his appointor ceases for any reason to be a director.

       Where a director who has been appointed to be an alternate director is present at a meeting of the board of directors in the absence of his appointor such alternate director shall have one vote in addition to his vote as director.

       Every appointment and revocation of appointment of an alternate director shall be made by instrument in writing under the hand of the director making or revoking such appointment and such instrument shall only take effect on the service thereof at the registered office of the Company or upon the secretary.

                                      SECRETARY

       The secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.
       A provision of the Ordinance or these articles requiring or authorizing a thing to be done by or to a director and the secretary shall not be satisfied by its being done by or to the same person acting both as director and as, or in place of, the secretary.

                                       THE SEAL

       The seal of the Company shall not be affixed to any deed or instrument except by the authority of a resolution of the board of directors, and one director or such other person as the directors may appoint for the purpose shall sign every deed or instrument to which the seal of the Company is so affixed.
       The Company shall be entitled to exercise the powers conferred by the Ordinance or any amendment or re-enactment thereof to use an official seal in any country or place where it carries on business, and such powers shall be vested in the directors.

                                DIVIDENDS AND RESERVES

       The Company in general meeting may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by the directors.
       The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.
       No dividend shall be paid otherwise than out of profits in accordance with the provisions of Part IIA of the Ordinance.
       The directors may, before recommending any dividend, set aside out of the net profits of the Company such sums as they think proper as reserve or reserves which shall, at the discretion of the directors, be applicable for any purpose to which the net profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit. The directors may also retransfer such reserve or any part thereof to the credit of profit and loss account, or may without placing such sums to reserve carry forward any profit which they may think prudent not to divide.
       Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.
       The directors may deduct from any dividend payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.
       Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the director shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any member upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the directors.
       Any dividend bonus interest or other money payable in cash in respect of shares may be paid in such currency or currencies as determined by the directors, by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of 2 or more joint holders may give effectual receipts for any dividend, bonus, interest or other money payable in respect of the shares held by them as joint holders.
       No dividend shall bear interest against the Company.

                                       ACCOUNTS

       The directors shall cause proper books of account to be kept with respect to-

       all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

       all sales and purchases of goods by the Company; and

       the assets and liabilities of the Company.

       Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

       The books of account shall be kept at the registered office of the Company, or, subject to section 121(3) of the Ordinance, at such other place or places as the directors think fit, and shall always be open to the inspection of the directors.

       The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorized by the directors or by the Company in general meeting.
       The directors shall from time to time, in accordance with sections 122, 124 and 129D of the Ordinance, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in those sections.
       A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting, together with a copy of the directors' report and a copy of the auditors' report, shall not less than 21 days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to all persons other than members or holders of debentures of the Company, being persons entitled to receive notices of general meetings of the Company, provided that this article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

                              CAPITALIZATION OF PROFITS

       The Company in general meeting may upon the recommendation of the directors resolve that it is desirable to capitalize any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution to members, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the directors shall give effect to such resolution, provided that a share premium account and a capital redemption reserve fund may, for the purposes of this article, only be applied in the paying up of unissued shares to be allotted to members of the Company as fully paid bonus shares.
       Whenever such a resolution as aforesaid shall have been passed the directors shall make all appropriations and applications of the undivided profits resolved to be capitalized thereby, and all allotments and issues of fully-paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorize any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalization, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalized, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

                                        AUDIT

       Auditors shall be appointed and their duties shall be regulated in accordance with sections 131, 132, 133, 140, 140A, 140B and 141 of the Ordinance.

                                       NOTICES

       Any notice from the Company to a member shall be given in writing or by cable, telex or facsimile transmission and any such notice and (where appropriate) any other document may be served or delivered by the Company on or to any member either personally or by sending it through the post in a prepaid envelope addressed to such member at his registered address as appearing in the register of members or at any other address supplied by him to the Company for the giving of notice to him or, as the case may be, by transmitting it to any such address or transmitting it to any telex or facsimile transmission number supplied by him to the Company for the giving of notice to him or which the person transmitting the notice reasonably and bona fide believes at the relevant time will result in the notice being duly received by the member.
       All notices required to be given to members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.
       Any notice or other document-

       if served or delivered by post shall be sent by airmail where appropriate and shall be deemed to have been served or delivered at the time when the envelope containing the same is put into the post; in proving such service or delivery it shall be sufficient to prove that the letter containing the notice or document was properly addressed and put into the post and a certificate in writing signed by the secretary or other officer of the Company that the envelope containing the notice or other document was so addressed and put into the post shall be conclusive evidence thereof; and

       if served or delivered in any other manner contemplated by these articles, shall be deemed to have been served or delivered at the time of personal service or delivery or, as the case may be, at the time of the relevant despatch or transmission; and in proving such service or delivery a certificate in writing signed by the secretary or other officer of the Company as to the fact and time of such service, delivery, despatch or transmission shall be conclusive evidence thereof.

       A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy or winding up (as the case may be) of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or the liquidator, or by any like description at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy or winding up (as the case may be) had not occurred.

       Every person who, by operation of law, transfer, transmission, or other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share, which prior to his name and address being entered in the register of members as the registered holder of such share, shall have been duly given to the person from whom he derives the title to such share.

                                      WINDING UP

       If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid-up capital, subject to Article 9A and the rights attaching to the different classes of shares in the Company, the assets available for distribution among the members shall be distributed so that as near as may be the losses shall be borne by the members in proportion to the capital paid up or which ought to have been paid up at the commencement of the winding up on the shares held by them respectively. If in a winding up the assets available for distribution among the members shall be more that sufficient to repay the whole of the capital paid up at the commencement of the winding up the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or which ought to have been paid up on the shares held by them respectively. The liquidator may, for the above purpose, set such value as he deems fair upon any property to be divided as aforesaid. But this article is to be without prejudice to the rights of the holders of any share issued upon special terms and conditions.
       (a) If the Company shall be wound up whether voluntarily or otherwise the liquidator may with the sanction of a special resolution of the Company in general meeting divide among the contributories in specie or kind any part of the assets of the Company and may with the like sanction vest any part of the assets of the Company in trustees upon such trusts for the benefit of the contributories or any of them as the liquidator with the like sanction thinks fit.

       (b) If thought expedient any such division may be otherwise than in accordance with the legal rights of the contributories (except where unalterably fixed by the memorandum of association) and in particular any class may be given preferential or special rights or may be excluded altogether or in part; but in case any division otherwise than in accordance with the legal rights of the contributories shall be determined on any contributory who would be prejudiced thereby shall have a right to dissent.

       In case any of the shares to be divided as aforesaid consist of shares which involve a liability to calls or otherwise, any person entitled under such division to any of the said shares may, within 10 days after the passing of the special resolution by notice in writing, direct the liquidator to sell his proportion and pay him the net proceeds, and the liquidator shall, if practicable, act accordingly.

                                      INDEMNITY

       Subject to the provisions of the Ordinance, every director, managing director, agent, auditor, secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in relation to the Company in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application under section 358 of the Ordinance in which relief is granted to him by the court.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                     ANNEX C

                    INTERNATIONAL TECHNOLOGY LICENSE AGREEMENT

This Agreement, effective as of _______________________, 1999 (the "Effective Date"), is between AdForce Inc., a Delaware USA corporation
[or its to-be-formed wholly-owned Cayman Islands subsidiary] ("LICENSOR"), and AdForce Asia (H.K.), Ltd. ("CUSTOMER"), a Hong Kong corporation.

       Licensor and Customer agree as follows:

       1. DEFINITIONS. Capitalized terms have the meanings specified in this Agreement and EXHIBIT A.

       2. LICENSE GRANT. Subject to the terms of this Agreement, Licensor grants Customer a non-exclusive, non-transferable license to use the Technology during the term of this Agreement at the Location solely for its Business Purposes.

       3.     SPECIFIC LICENSE RESTRICTIONS.

              (a) Customer will not disassemble, decompile, or reverse engineer the software elements of the Technology.

              (b) Customer will not modify the Technology without Licensor's prior written approval or pursuant to the Consulting Agreement.

              (c) Customer will not copy the Technology or related documentation, in whole or in part, except create two back-up copies of the executable versions of the software included in the Technology.

              (d) Customer will not use or allow others to use the Technology in any manner other than the Business Purposes pursuant to the Joint Venture Agreement.

              (e) Nothing herein shall preclude Customer from licensing technology from a third party which is not competitive to Technology or any add-ons or enhancements to the Technology which Licensor does not have.

       4.     PROPRIETARY RIGHTS.

              (a) The Technology is and will remain both in whole and in part the sole and exclusive property of Licensor. Customer agrees never to challenge the validity of such proprietary rights pursuant to this Agreement.

              (b) Customer will not delete or in any manner alter the copyright, trademark, and other proprietary rights notices of Licensor and its licensors, if any, appearing on the Technology as delivered to Customer. Customer will reproduce such notices on all copies it makes of the Technology.

       5. DELIVERY. Licensor will deliver one copy of the software elements of the Technology and related documentation to Customer in electronic form within five business days of execution of this Agreement by both parties or at such later date that Customer has established its computer system.

       6.     FEES AND TAXES.

              (a) The License Fee will be due and payable by Customer to Licensor upon delivery of the Technology pursuant to Section 5; provided, however, that the License Fee shall be waived upon Licensor's receipt of Customer stock pursuant to the Joint Venture Agreement. If at any time a government authority, including without limitation the IRS, subsequently imputes a royalty rate to this License, Customer agrees to pay such imputed amount to Licensor.

              (b) Customer will be responsible for, and will promptly pay, all taxes of whatever nature (including but not limited to sales and use taxes) associated with this Agreement or Customer's receipt or use of the Technology, except taxes based on Licensor's net income.

       7.     WARRANTIES.

              (a) Licensor warrants that during the ninety (90) days following delivery to the Customer:

                     (i) the Technology will perform in accordance with Licensor's documentation in all material respects; and

                     (ii) any storage media containing the Technology will be free from defects in materials and workmanship.

              (b) In the event the Technology or storage media fails to conform to such warranty, as Customer's sole and exclusive remedy for such failure Licensor will, at its option and without charge to Customer, repair or replace the Technology or storage media or refund to Customer the License Fee paid, provided the nonconforming item is returned to Licensor within the ninety day warranty period.

              (c) THE WARRANTIES IN THIS SECTION ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

       8.     INDEMNITY.

              (a)    DUTY TO INDEMNIFY AND DEFEND.

                     (i) At Licensor's expense, Licensor will defend Customer against any action or other proceeding brought against Customer to the extent it is based on a claim that the use of the Technology as licensed in this Agreement infringes any intellectual property right of a third party or that the Technology incorporates any misappropriated trade secrets.

                     (ii) Licensor and Customer will each bear their respective costs, damages, and expenses (excluding, in Customer's case, the costs of defense, which shall be borne by Licensor) incurred in any such action or proceeding attributable to any such claim in accordance with their respective uses of the Technology.

                     (iii) Licensor will have no obligation under this Section as to any action, proceeding, or claim unless: (A) Licensor is notified of it promptly; (B) Licensor has sole control of its defense and settlement; and (C) Customer provides Licensor with reasonable assistance in its defense and settlement.

              (b) INJUNCTIONS. If Customer's use of any Technology under the terms of this Agreement is, or in Licensor's opinion is likely to be, enjoined due to any claim of infringement or misappropriation, then Licensor may, at its sole option and expense, either:

                            (A) procure for Customer the right to continue using such Technology under the terms of this Agreement;

                            (B) replace or modify such Technology so that it is noninfringing and substantially equivalent in function to the enjoined Technology; or

                            (C)  if options (A) and (B) above cannot be
                            accomplished despite the reasonable efforts of Licensor, then Licensor may both:

                                   (1)  terminate Customer's rights and
                                   Licensor's obligations under this Agreement with respect to such Technology; and

                                   (2)  refund to Customer the unamortized
                                   portion of the License Fee paid based upon a 5 year straight-line depreciation, such depreciation to be deemed to have commenced on the effective date of this Agreement.

              (c) THE FOREGOING ARE LICENSOR'S SOLE AND EXCLUSIVE OBLIGATIONS, AND CUSTOMER'S SOLE AND EXCLUSIVE REMEDIES, WITH RESPECT TO INFRINGEMENT OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS.

              (d) Licensor will have no obligations under this Section 8 with respect to infringement or misappropriation arising from: (i) modifications to the Technology that were not authorized by Licensor; (ii) Technology specifications requested by Customer; (iii) the integration of Technology with products not provided by Licensor; or (iv) the failure of Customer to use the most recent non infringing version of the Technology made available by Licensor.

       9.     CONFIDENTIAL INFORMATION.

              (a)    Customer agrees:

                            (i)  that it will not disclose or, except as
expressly permitted in this Agreement, use any of the Technology or other technical information disclosed to it by Licensor ("CONFIDENTIAL
INFORMATION"); and

                            (ii) that it will take all reasonable measures to
maintain the confidentiality of all Confidential Information in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of equal importance.

              (b)    Confidential Information will not include information that:

                     (i) is in or enters the public domain without breach of this Agreement or the Supplemental Agreements;

                     (ii) Customer receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation; or

                     (iii) Customer develops independently, which it can demonstrate with evidence.

              (c) Customer acknowledges that the Technology is a trade secret of Licensor, the disclosure of which would cause substantial harm to Licensor that could not be remedied by the payment of damages alone. Accordingly, Licensor will be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach of this Section 9.

       10.    MAINTENANCE AND SUPPORT.

              (a) Any corrections, additions or improvements or other forms of updates to the Technology provided by Licensor to Customer will be deemed Technology for all purposes of this Agreement. Customer shall pay to Licensor an ongoing maintenance fee equal to [*] per thousand ad impressions delivered by Customer, payable within 30 days from the date of invoice.

              (b) Licensor will provide Customer with updates for the Technology without charge to the extent that it generally provides such updates to its customers without charge.

              (c) Except as specified in subsection (b) above, any maintenance, support, updates, training, or consulting services will be provided by Licensor only under the terms of a separate agreement, such as the Supplemental Agreements, between the parties.

       11.    LIMITATIONS OF LIABILITY.

              (a) LICENSOR'S TOTAL LIABILITY UNDER THIS AGREEMENT WILL BE LIMITED TO THE LICENSE FEE.

              (b) IN NO EVENT WILL LICENSOR BE LIABLE TO CUSTOMER UNDER THIS AGREEMENT FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

              (c) The parties have agreed that the limitations specified in this Section 11 will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

       12. TERM AND TERMINATION. This Agreement will continue in full force and effect perpetually, except as follows:

              (a) Licensor will have the right to terminate this Agreement if:

                     (i) Customer breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days of written notice from Licensor or there has been a material uncured default under the Supplemental Agreements which would permit Licensor to terminate the Joint Venture Agreement;

                     (ii) Customer becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors;

                     (iii) Customer becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; or

                     (iv) Upon the termination or expiration of the Joint Venture Agreement except in connection with the initial public offering of Customer.

              (b) If this Agreement is terminated, Customer will immediately return to Licensor or (at Licensor's request) destroy all copies of the Technology in its possession or control, and an officer of Customer will certify to Licensor in writing that it has done so.

              (c) The provisions of Sections 4, 7, 8, 9 and 11- 14 will survive termination of this Agreement for any reason.

              (d) The exercise by Licensor of any remedies under this Agreement will be without prejudice to its other remedies.

       13.    DISCLAIMER.   The parties recognize that Licensor is not in the
business of licensing the Technology (rather it utilizes the Technology to provide services to its customers) and that Customer's ability to effectively utilize the Technology is contingent upon a high level of sophistication and training of Customer personnel. Moreover, the Related Technology is expressly NOT included in this License.. Finally, Customer's ability to effectively utilize the Technology is dependent upon the successful use of elements of the Technology for localization purposes pursuant to the Consulting Agreement. Licensor is not responsible for such consultant's performance.

       14. GENERAL. The provisions of the attached General Terms and Conditions are incorporated by reference into this Agreement.

Customer:                                   Licensor:
----------------------------------          ---------------------------------

By:                                         By:
   -------------------------------             ------------------------------
Name:                                       Name:
     -----------------------------               ----------------------------
Title:                                      Title:
      ----------------------------               ----------------------------
Date:                                       Date:
     -----------------------------                ---------------------------
Address:                                    Address:
       ---------------------------                  -------------------------

----------------------------------          ---------------------------------

                                  EXHIBIT A


TECHNOLOGY (INCLUDING NAME, RELEASE DATES AND VERSION NUMBERS OF VARIOUS SOFTWARE):

Licensor offers Internet advertising management and delivery services through its system comprised of its AdForce 2.6 version of five (5) basic modules:
(i) ad delivery, (ii) reporting, (iii) data analysis, (iv) campaign push and
(v) ad management. A simplified architectural diagram of these modules is attached hereto. In addition, Licensor provides its customers "AdForce Desktop/Report Manager 3.0" applications for use on the customer's site (collectively, "AdForce Desktop"). The ad delivery module consists of image serving and ad selection submodules, and is referred to in the Joint Venture Agreement to which this License Agreement is attached and other Supplemental Agreements to such Joint Venture Agreement as "Front End Service." The various services performed by the reporting, data analysis, campaign push and ad management modules are referred to in such agreements collectively as "Back End Service."

The Licensed Technology consists of AdForce Desktop 3.0, and all Licensor technology included within the ad delivery module, together with any upgrades, modifications or enhancements thereto which Licensor hereafter includes within its own services for its customers without additional charges, but excluding third party technology rights which Licensor may not sublicense or which may be sublicensed but only upon payment of additional fees; in the latter event, Licensor will use its best efforts to sublicense such third party technology to Customer subject to Customer's payment of such additional fees. Features and functionality in the ad delivery module which Licensor develops after the date hereof and makes available to its own customers for additional charges will be made available to Customer, subject to comparable charges.

DOCUMENTATION:   To be determined.

LOCATION: Customer's principal place of business and such other locations as Licensor may reasonably approve within the Territory from time to time.

LICENSE FEE: waived upon Licensor's receipt of Customer stock pursuant to the Joint Venture Agreement; provided, however, if at any time during the Term a government authority, including without limitation the IRS, subsequently imputes a royalty rate to this License, Customer agrees to pay such imputed amount to Licensor.

BUSINESS PURPOSES: shall have the meaning set forth in Section 1.1 of the Joint Venture Agreement. Any disagreement over where a particular customer's primary business operations are located shall be determined as set forth in 8.8(c) of the Joint Venture Agreement.

SUPPLEMENTAL AGREEMENTS: shall have the meaning set forth in the Joint Venture Agreement.

JOINT VENTURE AGREEMENT: the Joint Venture Agreement dated as of the Effective Date among Licensor, Sina.com and Compuserve.

TERRITORY: shall have the meaning set forth in the Joint Venture Agreement.

GENERAL TERMS AND CONDITIONS
       AGENCY. Nothing in this Agreement will be construed to create a partnership or agency relationship between the parties.

       ASSIGNMENT. This Agreement will bind and inure to the benefit of each party's successors and assigns. A change in control will be deemed to be an assignment unless the party is a publicly traded entity. Neither party can assign its rights or obligations under this Agreement, provided that AdForce, Inc. can elect to assign this Agreement to its wholly owned subsidiary or in connection with a merger or sale of substantially all of its or the subsidiary's assets and Sina can elect to assign this Agreement to any wholly owned subsidiary.

       BENEFICIARIES. There are no intended third party beneficiaries of this Agreement.

       CONTROLLING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to agreements entered into, and to be performed entirely, within California between California residents. The United Nations Convention on the Sale of Goods will not apply.

       ENTIRE AGREEMENT. This Agreement is the complete and exclusive agreement between the parties with respect to its subject matter, superseding and replacing any and all prior agreements, communications, and understandings (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties. Purchase orders or similar documents issued by the parties will have no effect on the terms of this Agreement unless signed by an authorized signatory of the other party. This Agreement may be executed by facsimile or original signature in multiple counterparts which taken together will constitute on agreement. Any ambiguity in the provisions of this Agreement will not be construed against any party, as all parties have been represented by counsel.

       LANGUAGE. This Agreement is written and executed and will be construed in standard American English. No translation will bear on the interpretation or construction of the provisions of this Agreement nor the intent of the parties to it.

       NOTICES. All notices under this Agreement will be deemed given when delivered personally or sent by reputable international courier to the address specified in this Agreement or as may otherwise be specified by either party to the other by notice in accordance with this Section.

       SEVERABILITY. If any provision of this Agreement is found illegal or unenforceable, it will be enforced to the maximum extent permissible, and the legality and enforceability of the other provisions of this Agreement will not be affected.

       WAIVER. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                       ANNEX D
                            RECIPROCAL SERVICES AGREEMENT

       This Reciprocal Services Agreement ("Agreement") is entered into between AdForce Asia (HK), Ltd., a Hong Kong corporation with offices at _______________________________ ("AAHK"), and AdForce, Inc., a Delaware
corporation with offices at 10590 North Tantau Avenue, Cupertino, CA 95014 ("AFI").

       AFI offers Internet advertising management and delivery services through its systems comprised of five (5) basic modules: (i) ad delivery,
(ii) reporting, (iii) data analysis, (iv) campaign push and (v) ad management. A simplified architectural diagram of these modules is attached hereto as EXHIBIT A. Ad delivery, which consists of image serving and ad selection submodules, is referred to herein as "Front End Service"; the various services performed by the reporting, data analysis, campaign push and ad management modules are referred to collectively as "Back End Service."

       Under the Joint Venture Agreement between AFI, Sina.com and Compuserve Consultants, Ltd. (the "Joint Venture Agreement") to which this Agreement is attached as ANNEX D, AFI has licensed certain Front End Service technology to AAHK which, together with AFI's provision hereunder of Back End Services, will enable AAHK to provide outsourced, centralized ad management and delivery services on the Internet. The parties intend that AAHK will provide ad management and delivery services for customers in the Territory (as defined in the Joint Venture Agreement), and that AFI will provide ad management and delivery services for customers outside the Territory. The Joint Venture Agreement also authorizes AAHK to market its services on a non-exclusive basis to customers in [*] (as defined in the Joint Venture Agreement). The parties also anticipate, however, that certain customers of AFI may have affiliated websites hosted in the Territory, and that certain AAHK customers may have affiliated websites hosted outside the Territory. Though AFI will in all cases provide Back End Services for all customers, wherever located, each party must be prepared to provided Front End Services to the other where "local image delivery and ad selection" is technically superior and/or where dictated by the wishes of their respective customers. Accordingly, pursuant to the terms of this Agreement, the parties have agreed that (i) AFI will subcontract image serving or Front End Services to AAHK for certain AFI customers who wish to serve ads in the Territory, (ii) AAHK will subcontract Front End Services to AFI for certain AAHK customers who wish to serve ads outside the Territory, (iii) AFI and AAHK will each subcontract to the other image serving or Front End Services as mutually agreed to serve their respective customers in [*], and (iv) AAHK will subcontract Back End Services to AFI for all ads delivered on behalf of AAHK's customers, regardless of location.

The parties hereby agree as follows:

1. AAHK SERVICES TO AFI. During the term of this Agreement, AAHK agrees to make image delivery services available to AFI, as requested by AFI from time to time, for serving images in the Territory and [*] for AFI customers at the cost-per-thousand ("CPM") rate set forth on EXHIBIT B hereto. After AAHK installs ad selection capability, AAHK will also make full Front End Service available to AFI, as requested by AFI from time to time, for ad selection and serving images for AFI customers at the CPM rate set forth on EXHIBIT B.

2. AFI SERVICES TO AAHK. During the term of this Agreement, AAHK agrees to make Front End Services available to AAHK, as requested by AAHK from time to time, for serving images outside the Territory for AAHK customers at the CPM rate set forth on EXHIBIT B hereto. AFI also agrees to provide Back End Services to AAHK for all ads delivered on behalf of AAHK's customers at the CPM rate set forth on EXHIBIT B hereto. Such Bank End Services shall include, without limitation, the following: (a) a monthly report of the number of "Impressions" (defined as the response to a request for an advertisement made via an AFI tag placed by AAHK) delivered hereunder by AFI or AAHK, including verification of each report by a third-party auditor (the Audit Bureau of Verification Services, Inc. or another third party chosen by AFI); (b) the targeting features further described in EXHIBIT C; and (c) a suite of standard reports also listed in EXHIBIT C. At AFI's sole discretion, features may be added to the Back End Service. Features which AFI includes in its own services to its own customers typically without additional charge will be included in AFI's services hereunder for no additional fees. Features which AFI includes in its own services to its own customers typically for additional charges will be made available to AAHK at comparable fees.

3. ADDITIONAL OBLIGATIONS. Each party agrees to use all commercially reasonable efforts to provide and maintain equipment sufficient to meet the requirements of the other party for Front End Services or Back End Services, as applicable. Each party agrees to provide the other 90-day rolling, non-binding forecasts of its requirements.

4. CONFIDENTIALITY. The Confidentiality Addendum attached hereto as EXHIBIT D is incorporated herein by reference. Any passwords of AAHK and its customers to the AFI Back End Service are confidential to AAHK and such customers, respectively. Any account information input into the AFI Back End Service by AAHK or its customers is confidential to such AAHK customers. All AFI user guides, the AFI Desktop application and AFI "help" documentation, whether on-line or in printed form, are confidential to AFI.

5. WARRANTY. Each party represents and warrants to the other that it is free to enter into this Agreement and that this Agreement constitutes the valid and binding obligation of such party, enforceable in accordance with its terms. AFI warrants that, except for events beyond AFI's reasonable control, including but not limited to Internet access outages, Internet packet losses, Internet latency issues and other events of force majeure, (a) the AFI Back End Service will materially conform to the functionality for such service described in the AFI User Guide; (b) AFI either owns or has the right to use all hardware and software components of the AFI Service and the provision of the AFI Service will not infringe on any intellectual property right of any third party. Further, each party represents to the other that, except for events beyond such party's reasonable control, including but not limited to Internet access outages, Internet packet losses, Internet latency issues and other events of force majeure, (a) the Front End Service provided by such party to the other under Section 1 or 2, as applicable, will materially conform to the functionality for such service described in the AFI User Guide. EXCEPT AS SPECIFIED IN THIS SECTION, AFI HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, IN CONNECTION WITH THIS AGREEMENT.

6. AAHK INDEMNIFICATION OF AFI. AAHK shall defend, indemnify and hold harmless AFI from any claims, liability, damages and costs (including reasonable costs and attorneys' fees, "Claims") arising out of or relating to advertising placed by AAHK or its customers using AFI Front End Services and/or Back End Services, including, without limitation, claims based on the failure of such services or allegations of libel, allegations of false or misleading advertising, invasion of privacy or rights of publicity; provided that: (i) AFI promptly notifies AAHK of such claims; (ii) AAHK has sole control of the defense and settlement of such claims and is not responsible for any settlement that it does not approve in writing; and (iii) AFI renders all assistance required, at AAHK's expense.

7. AFI INDEMNIFICATION OF AAHK. AFI shall defend, indemnify and hold harmless AAHK from any claims, liability, damages and costs (including reasonable costs and attorneys' fees, "Claims") arising out of or relating to advertising placed by AFI or its customers using AAHK Front End Services, including, without limitation, claims based on the failure of such services or allegations of libel, allegations of false or misleading advertising, invasion of privacy or rights of publicity; provided that: (i) AAHK promptly notifies AFI of such claims; (ii) AFI has sole control of the defense and settlement of such claims and is not responsible for any settlement that it does not approve in writing; and
       (iii) AAHK renders all assistance required, at AFI's expense. AFI shall further defend, indemnify and hold harmless AAHK from any Claims for infringement arising out of or relating to AAHK's use of AFI's Back End Service pursuant to this Agreement; provided that: (i) AAHK promptly notifies AFI of such claims; (ii) AFI has sole control of the defense and settlement of such claims and is not responsible for any settlement that it does not approve in writing; and (iii) AAHK renders all assistance required, at AFI's expense. If AFI believes that an injunction may be entered against AAHK's use of AFI's Back End Services, AFI may, at its option, (A) obtain a license permitting such use, (B) modify such services to avoid the infringement, or (C) if it cannot reasonably do either of the foregoing, terminate this Agreement. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, AFI'S INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION CONSTITUTE AAHK'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF ANY KIND.

8. LIABILITY. NEITHER PARTY WILL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT, PRODUCT

       LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN WARNED OF THE POSSIBILITY OF SUCH DAMAGES.

9. TERMINATION. Either party may terminate the Agreement if the other party fails to perform any of its obligations in any material respect, and such failure continues for a period of sixty (60) days after receipt by the breaching party of written notice from the non-breaching party specifying such default. Either party may terminate this Agreement in the event that the other party ceases to do business, undergoes a bankruptcy or insolvency proceeding, or an assignment for the benefit of creditors. Upon the expiration or termination of the Agreement for any reason, the parties will return all Confidential Information of the other party in their possession. All accrued payment obligations of a the parties shall survive expiration or termination of the Agreement, as shall the parties' rights and obligations under Sections 4, 5, 6 through 8, Sections 10 through 13, and EXHIBIT D.

10. ASSIGNMENT. This Agreement is not assignable or transferable by either party without the prior written consent of the other party, except that a party may assign the Agreement (a) by operation of law or (b) to any entity acquiring substantially all of assignor's assets.

11. PAYMENT TERMS. AAHK shall pay to AFI and AFI shall pay to AAHK the dollar amounts determined from the pricing schedule set forth in EXHIBIT B, in each case within thirty (30) days from receipt of invoice. All payments shall be remitted in U. S. Dollars.

12. TERM. The term shall commence on the Effective Date of the Joint Venture Agreement and shall continue for so long as the Joint Venture Agreement is in effect.

13. GENERAL. This Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement. No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any partial exercise of any right or power hereunder preclude further exercise. Any waivers or amendments shall be effective only if made in writing. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be governed by the law of the State of California without regard to or application of choice of law rules or principles. The prevailing party in any action to enforce this Agreement will be entitled to recover its attorneys' fees and costs in connection with such action. Each party agrees to comply with all applicable laws, rules and regulations in connection with its activities under this Agreement. Nothing contained herein shall be construed as establishing a partnership, joint venture, employment or other business relationship between the parties hereto other than that of independent contractors. This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties have executed this Agreement as of August 31, 1999 (the "Effective Date").

AdForce, Inc.                             AdForce Asia (H.K.), Ltd.

By:  ___________________________             By:  ___________________________

Its:  __________________________             Its:  __________________________

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                     EXHIBIT B

                                AFI Back End Service


                ----------------------------------------------------
                                 AFI BACK END SERVICE
                ----------------------------------------------------
                 Campaign Management       Scheduling
                 features                  Inventory Forecast
                                           Reporting
                                           Targeting

                 Auditing                  [*] per campaign audit

                 AAHK Support              24 hour support by phone
                                           or pager
                ----------------------------------------------------



RATES PER THOUSAND IMPRESSIONS
---------------------------------------------------------------------------------
 IMPRESSIONS/MONTH     IMAGE SERVING        AD SELECTION     BACK END SERVICES
                      PROVIDED BY AFI      PROVIDED BY AFI   PROVIDED BY AFI
---------------------------------------------------------------------------------
 All Volumes           Per AFI quote,            [*]                 [*]
                     subject to AAHK's
                        approval and
                         acceptance
---------------------------------------------------------------------------------



RATES PER THOUSAND IMPRESSIONS
---------------------------------------------------------------
 AFI CUSTOMER              IMAGE SERVING     AD SELECTION
                         PROVIDED BY AAHK  PROVIDED BY AAHK
---------------------------------------------------------------
 Up to and including the        [*]               [*]
 first anniversary of
 the Effective Date, for
 support of AFI's
 existing customers in
 the Territory (24/7
 Media, AOL/Netscape and
 Adsmart)
---------------------------------------------------------------
 After the first          Per AAHK quote,   Per AAHK quote,
 anniversary of the      subject to AFI's  subject to AFI's
 Effective Date, for       approval and      approval and
 support of AFI's           acceptance        acceptance
 existing customers in
 the Territory (24/7
 Media, AOL/Netscape and
 Adsmart)
---------------------------------------------------------------
 All other AFI customers  Per AAHK quote,   Per AAHK quote,
                         subject to AFI's  subject to AFI's
                           approval and      approval and
                            acceptance        acceptance
---------------------------------------------------------------

                                     EXHIBIT C


                                   AFI TARGETING


The AFI Service includes targeting on the following parameters, when AFI databases allow the parameter to be resolved:

- Browser Type - Different campaigns can be delivered to visitors with different browsers.
- Operating System - Different campaigns can be delivered to visitors with different operating systems
- Domain Type - Different campaigns can be delivered to visitors from different domains (i.e. .com or .edu)
- Service Provider - Different campaigns can be delivered to visitors with different Internet service providers.
- Telephone Area Code (U.S. domestic only) -- Different campaigns can be delivered to visitors in different area codes.
- Country - Different campaigns can be delivered to visitors from different countries.
- Frequency - An advertisement can be shown no more than a specified number of times to each visitor.
-  Sequence - A series of advertisements can be shown in sequence to a visitor.
- Keywords - Advertisements can be targeted on the basis of a word or phrase typed by a visitor.
- Site Data - Ads can be targeted on the basis of data in a site's database (i.e. with registered users)
- Day / Date / Time of Day - Ads can be scheduled to run during specific times and on specific days.
-  Content Area - Ads can be targeted to a specific area of a site.

There may be additional charges for additional targeting parameters added in the future such as demographic or behavior targeting, as well as for customization of the targeting algorithms for keywords and site data.

AFI REPORTING

The following reports are currently available in the AFI Back End Service (where applicable):


NETWORK REPORTS                    WEBSITE REPORTS                    ADVERTISER REPORTS
------------------------------------------------------------------------------------------------
Daily Campaign Details             Activity by Advertiser             Campaign On-line Summary
Daily Campaign Summary             Activity by Area Code              Summary by Area Code
Monthly Billing Report             Activity by Browser                Summary by Banner
Summary by Advertiser              Activity by Content Unit           Summary by Browser
Summary by Area Code               Activity by Country                Summary by Category
Summary by Browser                 Activity by Date                   Summary by Country
Summary by Category                Activity by Domain                 Summary by Date
Summary by Country                 Activity by Keyword                Summary by Domain
Summary by Date                    Activity by Hour                   Summary by Hour
Summary by Domain                  Activity by Operating System       Summary by Operating System
Summary by Hour                    Activity by Pay Type               Summary by Service Provider
Summary by Operating System        Activity by Service Provider       Summary by SIC Code
Summary by Payment Type            Activity by SIC Code               Summary by Website
Summary by Service Provider        Website Revenue                    Campaign Summary
Summary by SIC Code                                                   Monthly Billing Report
Summary by Website
Website Revenue



There will be additional charges for reports customized or designed to customer specifications. There may also be additional charges for reports added in the future.

                                     EXHIBIT D

                              CONFIDENTIALITY ADDENDUM

       This Confidentiality Addendum ("Addendum") is attached to that certain Reciprocal Services Agreement between AAHK and AFI (the "Services Agreement")

       1. CONFIDENTIAL INFORMATION. For purposes herein, the party disclosing Confidential Information (as defined below) in any given instance is referred to as the "Disclosing Party," and the party receiving the information in such instance is referred to as the "Recipient." "Confidential Information" includes all information, data and know-how disclosed by Disclosing Party to Recipient hereunder, whether in written form or embodied in tangible materials (including, without limitation, software, hardware, drafts, drawings, graphs, charts, spreadsheets, disks, tapes, prototypes, samples, letters, notes, memoranda or presentations), which is clearly marked or labeled "CONFIDENTIAL" or with a similar legend, or which if disclosed orally or not so marked, is of such a type or nature that a reasonable person would conclude that such information is confidential.

       2.     CONFIDENTIALITY OBLIGATIONS.   Recipient agrees that it will
preserve in strict confidence and secure against accidental loss any Confidential Information disclosed by Disclosing Party to Recipient, and will otherwise comply with the terms of this Addendum, for a period of three (3) years from disclosure of such Confidential Information by Disclosing Party. In preserving Disclosing Party Confidential Information, Recipient will use the same standard of care it would use to secure and safeguard its own confidential information of similar importance, but in no event less than reasonable care. Any permitted reproduction of Disclosing Party's Confidential Information shall contain all confidential or proprietary legends that appear on the original. Recipient shall immediately notify Disclosing Party in the event of any loss or unauthorized disclosure of Confidential Information.

       3.     PERMITTED DISCLOSURES.   Recipient shall permit access to
Disclosing Party Confidential Information solely to its employees who (i) have a need to know such information and (ii) have signed confidentiality agreements containing terms at least as restrictive as those contained herein. Recipient shall not disclose Confidential Information to any affiliate, parent or subsidiary of Recipient, or disclose or transfer any Confidential Information to third parties, without the specific prior written approval of Disclosing Party. Recipient shall use Disclosing Party Confidential Information disclosed hereunder solely for the purposes set forth in the Services Agreement and for such other purposes as Disclosing Party shall specifically approve in writing.

       4. OBLIGATION TO RETURN CONFIDENTIAL INFORMATION. Recipient acknowledges that Disclosing Party retains ownership of all Confidential Information disclosed or made available to Recipient. Accordingly, upon any termination, cancellation or expiration of the Services Agreement, or upon Disclosing Party's request for any reason, Recipient shall return promptly to Disclosing Party the originals and all copies (without retention of any copy) of any written documents, tools, materials or other tangible items containing or embodying Confidential Information.

       5.     NO REPRESENTATIONS OR WARRANTIES.   Disclosing Party makes no
warranties, whether express, statutory or implied, relating to the sufficiency or accuracy of the Confidential Information disclosed for any purpose, nor regarding infringement of others' intellectual property rights which may arise from the use of such Confidential Information.

       6.     EXCLUSIONS.   This Addendum shall not apply to information with
respect to which Recipient can affirmatively establish that (a) Recipient rightfully possessed such information prior to its first receipt thereof from Disclosing Party, as shown by files of Recipient in existence at the time of the disclosure; (b) such information is publicly known or, through no wrongful act or failure to act by Recipient, becomes publicly known; (c) the information is hereafter furnished to Recipient by a third party who is not in breach of an obligation of confidentiality; (d) employees or other agents of Recipient who have not been exposed to the Confidential Information independently developed such information without reference to or reliance upon Disclosing Party's confidential information; or (e) Recipient is required by governmental or court order to disclose such information, provided that Recipient shall provide Disclosing Party advance notice thereof to enable Disclosing Party the opportunity to prevent or control such disclosure.

       7.     NO GRANT OF PROPERTY RIGHTS.   Recipient recognizes and agrees
that nothing contained in this Addendum shall be construed as granting any property rights, by license or otherwise, to any Disclosing Party Confidential Information disclosed pursuant to the Services Agreement or this Addendum, or to any invention or any patent right that has issued or that may issue based on such Confidential Information.

       8.     REMEDIES; SURVIVAL.   Recipient acknowledges that improper
disclosure, or threatened disclosure, of Disclosing Party Confidential Information will cause irreparable harm to Disclosing Party, and thus that Disclosing Party shall be entitled to, among other forms of relief, injunctive relief to prevent any such unauthorized disclosure. Recipient's obligations under this Agreement shall survive termination of its association with Disclosing Party regardless of the manner of such termination and shall be binding upon Recipient's heirs, successors and assigns.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      ANNEX E

                          ADFORCE ASIA SERVICES AGREEMENT

       This AdForce Services Agreement ("Agreement") is entered into between AdForce, Inc., a Delaware corporation with offices at 10590 N. Tantau Ave., Cupertino, CA 95035 ("AdForce") and Sina.com, a Cayman Islands corporation with offices at 1313 Geneva Drive, Sunnyvale, CA 94089 ("Sina"), as part of a Joint Venture Agreement between AdForce, Sina and Compuserve Consultants, Ltd. (the "Joint Venture Agreement") to which this Agreement is attached as ANNEX E. Upon formation of AdForce Asia (H.K.), Ltd. ("AdForce Asia") pursuant to the Joint Venture Agreement, AdForce Asia will replace AdForce as a party to this Agreement. References to AdForce herein will thereafter mean AdForce Asia, a Hong Kong corporation. References to the "Parent," however, will mean AdForce, Inc., a Delaware corporation.

       AdForce offers an Internet advertising management and delivery service known as "AdForce for Publishers" (the "AdForce Service"), which enables each user of the AdForce Service to manage its advertising on its Web site, a network of Web sites or similar on-line environments. AdForce provides each user of the AdForce Service a "customer-side" software application ("AdForce Desktop") to enable the user to place ad tags, schedule advertising and generate reports concerning such advertising. AdForce maintains server complexes from which AdForce electronically delivers advertising scheduled by Sina to the online environments containing AdForce ad tags.

       AdForce has agreed to provide the AdForce Service to Sina pursuant to the terms and conditions of this Agreement. The parties hereby agree as follows:

1. ADFORCE SERVICE; TERM. Sina agrees that AdForce will be Sina's exclusive provider of ad management and delivery service for Sina's Beijing based web site for the term of this Agreement, and will be Sina's exclusive provider of all ad management and delivery service requirements of Sina and its affiliates from the date Parent delivers the "double-byte support," described in Exhibit D, through the remaining term of this Agreement and for the rates and pricing terms as set forth in the attached EXHIBIT A. If the Parent is unable to deliver the "double-byte support" by September 30, 1999, the rates set forth in Exhibit A shall be reduced by 20% from October 1, 1999 until such time as the Parent delivers such "double-byte support." In exchange for the fees set forth in EXHIBIT A, AdForce agrees to provide AdForce Gold Service to Sina for an initial term of four (4) years or six (6) months from the date SINA provides notice to AdForce of its intention to exercise its liquidation rights pursuant to Section 12 of the Joint Venture Agreement, whichever is later. The term shall automatically renew for sequential one (1) year periods so long as the Joint
Venture Agreement is in effect.   The AdForce Service provides the following:
(a) a monthly report of the number of "Impressions" (defined as the response to a request for an advertisement made via an AdForce ad tag placed by Sina) delivered by AdForce, including verification of each report by a third-party auditor (the Audit Bureau of Verification Services, Inc. or another third party chosen by AdForce); (b) the targeting features further described in EXHIBIT B; and (c) a suite of standard reports also listed in EXHIBIT B. At AdForce's sole discretion, features may be added to the AdForce Service and may be subject to additional fees.

2. CUSTOMER SUPPORT. The AdForce Service includes the customer support described in EXHIBIT A.

3. CUSTOMER OBLIGATIONS. Sina agrees to implement the ad tags as described in the AdForce User Guide and help documentation made available to Sina by AdForce. Sina also agrees to schedule all advertising for Sina's Web sites or other on-line properties using AdForce Desktop. Should the average file size of Sina's advertisements exceed 15 kilobytes, as determined by AdForce on a monthly basis, Sina agrees to pay the incremental fee listed in EXHIBIT A to compensate for higher bandwidth costs. Sina agrees to provide AdForce rolling 90-day volume forecasts of Impressions to be delivered using the AdForce Service, updated at the beginning of each calendar month.

4. LICENSE/LIMITATIONS ON USE. Subject to the terms and conditions of this Agreement, AdForce hereby grants to Sina, contingent on timely payment of monies due to AdForce, a non-exclusive, non-transferable license for the term of this Agreement to use AdForce Desktop internally and solely in connection with the AdForce Service. AdForce shall have the sole and exclusive ownership of all right, title and interest in and to AdForce Desktop, any enhancements thereto and in any materials and data provided to Sina by AdForce. Sina shall not copy, modify, alter, sell, distribute or sublicense AdForce Desktop or reverse assemble, reverse compile or otherwise attempt by any other method to create or derive the source programs of AdForce Desktop, nor authorize or contract with third parties to do the same. Sina shall not use AdForce Desktop or the AdForce Service for any purpose other than managing Sina's advertising on its own Web sites, including without limitation, providing outsourcing services, timesharing or the operation of a service bureau for the benefit of third parties. During the course of delivering advertising to visitors to Sina's site, AdForce will collect and maintain information necessary to target advertising, including but not limited to the user's IP address, cookie, browser type and operating system, as well as the time, date and ad tag of the request. Although AdForce owns the right to use or grant use of this information, it will provide Sina, to the extent allowed by law, with the ability to run the reports described in EXHIBIT A.

5. CONFIDENTIALITY. The Confidentiality Addendum attached hereto as EXHIBIT C is incorporated herein by reference. Any Sina passwords to the AdForce Service, including the AdForce user guides, AdForce Desktop, and AdForce "help" documentation, whether on-line or in printed form, are confidential to AdForce. Any account information input into the AdForce Service by Sina is confidential to Sina.

6. WARRANTY. Sina warrants that Sina is free to enter into this Agreement and that this Agreement constitutes the valid and binding obligation of Sina, enforceable in accordance with its terms. AdForce warrants that AdForce is free to enter into and perform this Agreement and, except for events beyond AdForce's control, including but not limited to Internet access outages, and other events of force majeure, (a) the AdForce Service will materially conform to the functionality described in the AdForce User Guide; (b) AdForce either owns or has the right to use all hardware and software components of the AdForce Service and the provision of the AdForce Service will not infringe on any intellectual property right of any third party. EXCEPT AS SPECIFIED IN THIS SECTION, ADFORCE HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, IN CONNECTION WITH THIS AGREEMENT.

7. INDEMNIFICATION. (a) Subject to subsection (b), Sina shall defend, indemnify and hold harmless AdForce from any claims, liability, damages and costs (including reasonable costs and attorneys' fees, "Claims") arising out of or relating to advertising placed by Sina using the AdForce Service, including, without limitation, claims based on the failure of the AdForce Service or AdForce Desktop or allegations of libel, allegations of false or misleading advertising, invasion of privacy or rights of publicity; provided that: (i) AdForce promptly notifies Sina of such claims; (ii) Sina has sole control of the defense and settlement of such claims and is not responsible for any settlement that it does not approve in writing; and (iii) AdForce renders all assistance required, at Sina's expense. (b) AdForce shall defend, indemnify and hold harmless Sina from any Claims for infringement arising out of or relating to Sina's use of AdForce Desktop pursuant to this Agreement; provided that: (i) Sina promptly notifies AdForce of such claims; (ii) AdForce has sole control of the defense and settlement of such claims and is not responsible for any settlement that it does not approve in writing; and (iii) Sina renders all assistance required, at AdForce's expense. If AdForce believes that an injunction may be entered against Sina's use of AdForce Desktop, AdForce in consultation with Sina may, at its option, (A) obtain a license permitting such use, (B) modify AdForce Desktop to avoid the infringement, or (C) if it cannot reasonably do either of the foregoing, terminate Sina's license to AdForce Desktop and this Agreement. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, ADFORCE'S INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION CONSTITUTE SINA'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF ANY KIND.

8. LIABILITY. NEITHER PARTY WILL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT, PRODUCT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN WARNED OF THE POSSIBILITY OF SUCH DAMAGES.

9. TERMINATION. Either party may terminate the Agreement if the other party fails to perform any of its obligations in any material respect, and such failure continues for a period of thirty (30) days after receipt by the breaching party of written notice from the non-breaching party specifying such default. Either party may terminate this Agreement in the event that the other party ceases to do business, undergoes a bankruptcy or insolvency proceeding, or an assignment for the benefit of creditors. Upon the expiration or termination of the Agreement for any reason, the parties will return all confidential information of the other party in their possession. All accrued payment obligations of Sina shall survive expiration or termination of the Agreement, as shall the parties' rights and obligations under Sections 4 through 9, Sections 11 through 13, and EXHIBIT C.

10. ASSIGNMENT. This Agreement is not assignable or transferable by either party without the prior written consent of the other party, except that a party may assign the Agreement (a) by operation of law, (b) to any entity acquiring substantially all of assignor's assets or (c) to any wholly owned subsidiary.

11. PAYMENT TERMS. Sina shall pay to AdForce the dollar amounts determined from the pricing schedule set forth in EXHIBIT A, within 30 days from date of invoice. All payments to AdForce shall be remitted in U. S. Dollars, shall not be subject to offset or deduction and shall not be contingent on Sina customers' payments. Fees for the AdForce Service are subject to change upon any renewal of this Agreement as set forth above.

12. TERM AND LEVEL OF SERVICE. The term shall commence on the Effective Date indicated below and shall continue for the period indicated in Section 1

13. GENERAL. This Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement. No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any partial exercise of any right or power hereunder preclude further exercise. Any waivers or amendments shall be effective only if made in writing. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be governed by the law of the State of California without regard to or application of choice of law rules or principles. The prevailing party in any action to enforce this Agreement will be entitled to recover its attorneys' fees and costs in connection with such action. Each party agrees to comply with all applicable laws, rules and regulations in connection with its activities under this Agreement. Nothing contained herein shall be construed as establishing a partnership, joint venture, employment or other business relationship between the parties hereto other than that of independent contractors. This Agreement may be executed in counterparts.

14. ANNOUNCEMENTS. Sina agrees that AdForce may list Sina as a customer of the AdForce Service in press materials, and may also display Sina's corporate logo on the AdForce internet website, www.adforce.com, as well as a brief description of Sina's business subject to approval by Sina. Notwithstanding the foregoing, however, Sina must preapprove any quotes or statements attributed to Sina prior to publication.


IN WITNESS WHEREOF, the parties have executed this Agreement as of August 31, 1999 ("Effective Date").


Sina.com                               AdForce,Inc..

By:          /s/                       By:          /s/
             ------------------------               -------------------------
Print Name:  Daniel Mao                Print Name:  Rex S. Jackson
             ------------------------               -------------------------
Title:       Director                  Title:       V.P., G.C. & Secretary
             ------------------------               -------------------------

                             EXHIBIT A--ADFORCE SERVICE
    (Note: several features will not be available until the localization work of
                              Compuserve is complete.)


----------------------------------------------------------------------
                                 AFI BACK END SERVICE
 Campaign Management           Scheduling
 features                      Inventory Forecast
                               Reporting
                               Targeting

 Auditing                      [*] per campaign audit

 AAHK Support                  24 hour support by phone
                               or pager
----------------------------------------------------------------------



RATES PER THOUSAND IMPRESSIONS
-------------------------------------------------------------------------------------
 Impressions/month     Image Serving        Ad Selection     Back End Services
                      Provided by AFI      Provided by AFI   Provided by AFI
 All Volumes           Per AFI quote,            [*]                 [*]
                     subject to AAHK's
                        approval and
                         acceptance



RATES PER THOUSAND IMPRESSIONS
-----------------------------------------------------------------------
 AFI CUSTOMER                IMAGE SERVING     AD SELECTION
                           PROVIDED BY AAHK  PROVIDED BY AAHK
-----------------------------------------------------------------------
 Up to and including the         [*]                [*]
 first anniversary of
 the Effective Date, for
 support of AFI's
 existing customers in
 the Territory (24/7
 Media, AOL/Netscape and
 Adsmart)
-----------------------------------------------------------------------
 After the first          Per AAHK quote,   Per AAHK quote,
 anniversary of the      subject to AFI's  subject to AFI's
 Effective Date, for       approval and      approval and
 support of AFI's           acceptance        acceptance
 existing customers in
 the Territory (24/7
 Media, AOL/Netscape and
 Adsmart)
-----------------------------------------------------------------------
 All other AFI customers  Per AAHK quote,   Per AAHK quote,
                         subject to AFI's  subject to AFI's
                           approval and      approval and
                            acceptance        acceptance
-----------------------------------------------------------------------


*[*].
- The above rates are conditioned upon services being provided on an exclusive basis.
- Custom reports can be designed for an extra charge.
- On-site training is available on request for [*] per day, per trainer, plus reasonable travel expenses.
- A surcharge of [*] per thousand Impressions will be applied for each 10 kilobytes, or fraction thereof, that the average size of advertisements over a 30-day period exceeds 15 kilobytes.
- Rich media will be subject to additional charges.
- [*]

                                     EXHIBIT B

ADFORCE TARGETING

The AdForce Service includes targeting on the following parameters, when AdForce databases allow the parameter to be resolved:

- Browser Type - Different campaigns can be delivered to visitors with different browsers.
- Operating System - Different campaigns can be delivered to visitors with different operating systems
- Domain Type - Different campaigns can be delivered to visitors from different domains (i.e. .com or .edu)
- Service Provider - Different campaigns can be delivered to visitors with different Internet service providers.
- Telephone Area Code - Different campaigns can be delivered to visitors in different area codes.
- SIC Code - Different campaigns can be delivered to visitors working for
  companies with different SIC    codes.
- Country - Different campaigns can be delivered to visitors from different countries.
- Frequency - An advertisement can be shown no more than a specified number of times to each visitor.
- Sequence - A series of advertisements can be shown in sequence to a visitor.
- Keywords - Advertisements can be targeted on the basis of a word or phrase typed by a visitor.
- Site Data - Ads can be targeted on the basis of data in a site's database (i.e. with registered users)
- Day / Date / Time of Day - Ads can be scheduled to run during specific times and on specific days.
- Content Area - Ads can be targeted to a specific area of a site.

There may be additional charges for additional targeting parameters added in the future such as demographic or behavior targeting, as well as for customization of the targeting algorithms for keywords and site data.

ADFORCE REPORTING

The following reports are currently available in the AdForce Service (where applicable):


NETWORK REPORTS                    WEBSITE REPORTS                    ADVERTISER REPORTS
-----------------------------------------------------------------------------------------------
Daily Campaign Details             Activity by Advertiser             Campaign On-line Summary
Daily Campaign Summary             Activity by Area Code              Summary by Area Code
Monthly Billing Report             Activity by Browser                Summary by Banner
Summary by Advertiser              Activity by Content Unit           Summary by Browser
Summary by Area Code               Activity by Country                Summary by Category
Summary by Browser                 Activity by Date                   Summary by Country
Summary by Category                Activity by Domain                 Summary by Date
Summary by Country                 Activity by Keyword                Summary by Domain
Summary by Date                    Activity by Hour                   Summary by Hour
Summary by Domain                  Activity by Operating System       Summary by Operating System
Summary by Hour                    Activity by Pay Type               Summary by Service Provider
Summary by Operating System        Activity by Service Provider       Summary by SIC Code
Summary by Payment Type            Activity by SIC Code               Summary by Website
Summary by Service Provider        Website Revenue                    Campaign Summary
Summary by SIC Code                                                   Monthly Billing Report
Summary by Website
Website Revenue


There will be additional charges for reports customized or designed to Sina's specifications. There may also be additional charges for reports added in the future.

                                     EXHIBIT C
                              CONFIDENTIALITY ADDENDUM



       This Confidentiality Addendum ("Addendum") is attached to that certain Services Agreement between Sina.com and AdForce, Inc. (the "Services Agreement")

       1. CONFIDENTIAL INFORMATION. For purposes herein, the party disclosing Confidential Information (as defined below) in any given instance is referred to as the "Disclosing Party," and the party receiving the information in such instance is referred to as the "Recipient." "Confidential Information" includes all information, data and know-how disclosed by Disclosing Party to Recipient hereunder, whether in written form or embodied in tangible materials (including, without limitation, software, hardware, drafts, drawings, graphs, charts, spreadsheets, disks, tapes, prototypes, samples, letters, notes, memoranda or presentations), which is clearly marked or labeled "CONFIDENTIAL" or with a similar legend, or which if disclosed orally or not so marked, is of such a type or nature that a reasonable person would conclude that such information is confidential.

       2.     CONFIDENTIALITY OBLIGATIONS.   Recipient agrees that it will
preserve in strict confidence and secure against accidental loss any Confidential Information disclosed by Disclosing Party to Recipient, and will otherwise comply with the terms of this Addendum, for a period of three (3) years from disclosure of such Confidential Information by Disclosing Party. In preserving Disclosing Party Confidential Information, Recipient will use the same standard of care it would use to secure and safeguard its own confidential information of similar importance, but in no event less than reasonable care. Any permitted reproduction of Disclosing Party's Confidential Information shall contain all confidential or proprietary legends that appear on the original. Recipient shall immediately notify Disclosing Party in the event of any loss or unauthorized disclosure of Confidential Information.

       3.     PERMITTED DISCLOSURES.   Recipient shall permit access to
Disclosing Party Confidential Information solely to its employees who (i) have a need to know such information and (ii) have signed confidentiality agreements containing terms at least as restrictive as those contained herein. Recipient shall not disclose or transfer any Confidential Information to third parties, without the specific prior written approval of Disclosing Party. Recipient shall use Disclosing Party Confidential Information disclosed hereunder solely for the purposes set forth in the Services Agreement and for such other purposes as Disclosing Party shall specifically approve in writing.

       4. OBLIGATION TO RETURN CONFIDENTIAL INFORMATION. Recipient acknowledges that Disclosing Party retains ownership of all Confidential Information disclosed or made available to Recipient. Accordingly, upon any termination, cancellation or expiration of the Services Agreement, or upon Disclosing Party's request for any reason, Recipient shall return promptly to Disclosing Party the originals and all copies (without retention of any copy) of any written documents, tools, materials or other tangible items containing or embodying Confidential Information.

       5.     NO REPRESENTATIONS OR WARRANTIES.   Disclosing Party makes no
warranties, whether express, statutory or implied, relating to the sufficiency or accuracy of the Confidential Information disclosed for any purpose, nor regarding infringement of others' intellectual property rights which may arise from the use of such Confidential Information.

       6.     EXCLUSIONS.   This Addendum shall not apply to information with
respect to which Recipient can affirmatively establish that (a) Recipient rightfully possessed such information prior to its first receipt thereof from Disclosing Party, as shown by files of Recipient in existence at the time of the disclosure; (b) such information is publicly known or, through no wrongful act or failure to act by Recipient, becomes publicly known; (c) the information is hereafter furnished to Recipient by a third party who is not in breach of an obligation of confidentiality; (d) employees or other agents of Recipient who have not been exposed to the Confidential Information independently developed such information without reference to or reliance upon Disclosing Party's confidential information; or (e) Recipient is required by governmental or court order to disclose such information, provided that Recipient shall provide Disclosing Party advance notice thereof to enable Disclosing Party the opportunity to prevent or control such disclosure.

       7.     NO GRANT OF PROPERTY RIGHTS.   Recipient recognizes and agrees
that nothing contained in this Addendum shall be construed as granting any property rights, by license or otherwise, to any Disclosing Party Confidential Information disclosed pursuant to the Services Agreement or this Addendum, or to any invention or any patent right that has issued or that may issue based on such Confidential Information.

       8.     REMEDIES; SURVIVAL.   Recipient acknowledges that improper
disclosure, or threatened disclosure, of Disclosing Party Confidential Information will cause irreparable harm to Disclosing Party, and thus that Disclosing Party shall be entitled to, among other forms of relief, injunctive relief to prevent any such unauthorized disclosure. Recipient's obligations under this Agreement shall survive termination of its association with Disclosing Party regardless of the manner of such termination and shall be binding upon Recipient's heirs, successors and assigns.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                      ANNEX H
                             ADFORCE RESELLER AGREEMENT

       This Reseller Agreement ("Agreement") is entered into as of August 31, 1999 (the "Effective Date") between AdForce, Inc., a Delaware corporation having a business address at 10590 North Tantau Avenue, Cupertino, CA 95014 ("AdForce"), and Compuserve Consultants Limited, Unit 803 AIA Tower, 183 Electric Road, Hong Kong ("Compuserve").

                                      BACKGROUND

A. AdForce offers Internet advertising management and delivery services known as "AdForce for Publishers" and "AdForce for Agencies/Advertisers" (each, the "AdForce Service"), which enables a user of the AdForce Service to manage advertising on its Web site, a network of Web sites or similar on-line environments. AdForce provides each user of the AdForce Service with AdForce's proprietary "AdForce Desktop" software application ("AdForce Desktop") to enable the user to place ad tags, schedule advertising and generate reports concerning such advertising. AdForce maintains server complexes from which AdForce electronically delivers advertising scheduled through the AdForce Desktop application to the online environments containing AdForce ad tags.

B. Subject to the terms and conditions of this Agreement, Compuserve wishes to obtain the nonexclusive right to market the AdForce Service to end users (each a "Compuserve Customer," and collectively "Compuserve Customers") in certain countries for use on their respective Web sites or network of Web sites.

                                      AGREEMENT

1. ADFORCE SERVICE; MARKETING RIGHTS. Compuserve shall have the nonexclusive right to resell the AdForce Service in the countries listed on EXHIBIT E attached hereto. AdForce may at any time during the term hereof add or delete eligible countries from such list upon 45 days prior written notice to Compuserve; provided, however, that no such notification shall affect any agreements then in place with respect to Compuserve Customers.

       The AdForce Service is described in EXHIBIT A. In exchange for the fees set forth in EXHIBIT A, AdForce agrees to provide each Compuserve Customer the AdForce Service pursuant to such Compuserve Customer's end user agreement (in the form attached hereto as EXHIBIT D) for the term indicated in such agreement.

       The AdForce Service includes the following: (a) a monthly report of the number of "Impressions" (defined as the response to a request for an advertisement made via an AdForce ad tag placed by Compuserve or the Compuserve Customer) delivered by AdForce, including verification of each report by a third-party auditor (the Audit Bureau of Verification Services, Inc. or another third party chosen by AdForce); (b) the targeting features further described in EXHIBIT B; and (c) a suite of standard reports also listed in EXHIBIT B. At AdForce's sole discretion, features may be added to the AdForce Service and may be subject to additional fees.

2. CUSTOMER SUPPORT. The AdForce Service levels include the customer support described in EXHIBIT A. AdForce and Compuserve anticipate that AdForce personnel will provide full customer support for Compuserve Customers, including scheduling campaigns, until Compuserve has received training from AdForce to enable Compuserve to begin filling such role, and AdForce and Compuserve mutually agree that Compuserve is prepared to take on such role. This training will be done at AdForce's standard rate of [*] per day, per trainer, plus travel and other direct expenses.
       After the parties agree that Compuserve personnel have been properly trained, Compuserve will be responsible for all customer support services for its customers, including scheduling campaigns; provided, however, that AdForce shall make available its technical support staff to handle technical issues that arise from time to time. During all times that AdForce is supplying campaign scheduling services, Compuserve must provide campaign information not less than 48 hours in advance of campaign start time. Once Compuserve assumes responsibility for scheduling campaigns, it will maintain this advance notice requirement.

3. OTHER COMPUSERVE OBLIGATIONS. Compuserve agrees to provide AdForce a fully executed copy of any agreement for the AdForce Service entered into between Compuserve and any Compuserve Customer; any changes to the form attached hereto as EXHIBIT D must be preapproved by AdForce. Compuserve agrees to implement, or to cause its customers to implement, AdForce ad tags as described in the AdForce User Guide and help documentation made available by AdForce. Compuserve agrees to provide AdForce rolling 90-day volume forecasts of Impressions to be delivered using the AdForce Service for all Compuserve Customers, updated at the beginning of each calendar month.

4. LICENSE/LIMITATIONS ON USE. Subject to the terms and conditions of this Agreement and to timely payment of monies due AdForce, AdForce hereby grants to Compuserve a non-exclusive, non-transferable license for the term of this Agreement to use AdForce Desktop solely in connection with the AdForce Service. AdForce shall have the sole and exclusive ownership of all right, title and interest in and to AdForce Desktop, any enhancements thereto and in any materials and data provided to Compuserve by AdForce. Compuserve shall not copy, modify, alter or sell, distribute or sublicense (except pursuant to validly executed agreements in the form attached hereto as EXHIBIT D) AdForce Desktop or reverse assemble, reverse compile or otherwise attempt by any other method to create or derive the source programs of AdForce Desktop, nor authorize or contract with third parties to do the same. Compuserve shall not use AdForce Desktop or the AdForce Service for any purpose other than managing online advertising for Compuserve Customers who have signed agreements in the form attached hereto as EXHIBIT D. During the course of delivering advertising to visitors to Compuserve Customers' sites, AdForce will collect and maintain information necessary to target advertising, including but not limited to the user's IP address, cookie, browser type and operating system, as well as the time, date and ad tag of the request. Although AdForce owns the right to use or grant use of this information, it will provide Compuserve and its Compuserve Customers, to the extent allowed by law, the ability to run the reports described in EXHIBIT A.

5. CONFIDENTIALITY. The Confidentiality Addendum attached hereto as EXHIBIT C is incorporated herein by reference. Any Compuserve or Compuserve Customer passwords to the AdForce Service, the AdForce user guides, AdForce Desktop, and AdForce "help" documentation, whether on line or in printed form, are confidential to AdForce. Any account information input into the AdForce Service by Compuserve or any Compuserve Customer is confidential to the respective customers.

6. WARRANTY. Compuserve warrants that it is free to enter into this Agreement and that this Agreement constitutes the valid and binding obligation of Compuserve, enforceable in accordance with its terms. AdForce warrants that AdForce is free to enter into and perform this Agreement and, except for events beyond AdForce's control, including but not limited to Internet access outages and other events of force majeure,
       (a) the AdForce Service will materially conform to the functionality described in the AdForce User Guide; (b) AdForce either owns or has the right to use all hardware and software components of the AdForce Service and the provision of the AdForce Service will not infringe on any intellectual property right of any third party. EXCEPT AS SPECIFIED IN THIS SECTION, ADFORCE HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, IN CONNECTION WITH THIS AGREEMENT.

7. INDEMNIFICATION. (a) Subject to subsection (b), Compuserve shall defend, indemnify and hold harmless AdForce from any claims, liability, damages and costs (including reasonable costs and attorneys' fees, "Claims") arising out of or relating to advertising placed by Compuserve or any Compuserve Customer using the AdForce Service, including, without limitation, claims based on the failure of the AdForce Service or the AdForce Desktop or allegations of libel, allegations of false or misleading advertising, invasion of privacy or rights of publicity; provided that: (i) AdForce promptly notifies Compuserve of such claims;
       (ii) Compuserve has sole control of the defense and settlement of such claims and is not responsible for any settlement that it does not approve in writing; and (iii) AdForce renders all assistance required, at Compuserve's expense. (b) AdForce shall defend, indemnify and hold harmless Compuserve from any Claims for infringement arising out of or relating to Compuserve's use of the AdForce Desktop pursuant to this Agreement; provided that: (i) Compuserve promptly notifies AdForce of such claims; (ii) AdForce has sole control of the defense and settlement of such claims and is not responsible for any settlement that it does not approve in writing; and (iii) Compuserve renders all assistance required, at AdForce's expense. If AdForce believes that an injunction may be entered against Compuserve's use of the AdForce Desktop, AdForce may, at its option, (A) obtain a license permitting such use, (B) modify the AdForce Desktop to avoid the infringement, or (C) if it cannot reasonably do either of the foregoing, terminate Compuserve's right to use AdForce Desktop, this Agreement and any Compuserve Customer agreements. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, ADFORCE'S INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION CONSTITUTE COMPUSERVE'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF ANY KIND.

8. LIABILITY. NEITHER PARTY WILL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT, PRODUCT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN WARNED OF THE POSSIBILITY OF SUCH DAMAGES.

9. TERMINATION; COMPUSERVE CUSTOMER AGREEMENTS. Either party may terminate the Agreement if the other party fails to perform any of its obligations in any material respect, and such failure continues for a period of 30 days after receipt by the breaching party of written notice from the non-breaching party specifying such default. Either party may terminate this Agreement in the event that the other party ceases to do business, undergoes a bankruptcy or insolvency proceeding, or an assignment for the benefit of creditors. Upon the expiration or termination of the Agreement for any reason, the parties will return all confidential information of the other party in their possession. All accrued payment obligations of Compuserve shall survive expiration or termination of the Agreement, as shall the parties' rights and obligations under Sections 4 through 9, Sections 11 through 13, and EXHIBIT C. If this Agreement is terminated for any reason other than AdForce's default, at AdForce's election any or all agreements with Compuserve Customers shall be automatically assigned to AdForce, and AdForce shall thereafter be entitled to work directly with such customers to provide the AdForce Service. If such termination is not due to Compuserve's default, then AdForce shall continue to pay to Compuserve the difference between the rates charged each Compuserve Customer and the rates initially chargeable to Compuserve as set forth on EXHIBIT A hereto; Compuserve will not, however, receive the benefit of the additional deduction allowed for providing customer support.

10. ASSIGNMENT. This Agreement is not assignable or transferable by either party without the prior written consent of the other party, except that a party may assign the Agreement (a) by operation of law or (b) to any entity acquiring substantially all of assignor's assets.

11. PAYMENT TERMS. Compuserve shall pay to AdForce the dollar amounts determined from the pricing schedule set forth in EXHIBIT A, within 15 days from date of invoice. All payments to AdForce shall be remitted in
       U. S. Dollars by wire transfer. Fees for the AdForce Service are subject to change upon any renewal of this Agreement.

12. TERM AND LEVEL OF SERVICE. The term shall commence on the Effective Date indicated below and shall continue for one calendar year from such date. This Agreement may be renewed for additional periods by mutual agreement. No termination of this Agreement other than under Section 7 shall terminate AdForce's obligations under any Compuserve Customer agreements.

13. GENERAL. This Agreement and the attachments hereto is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement. No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any partial exercise of any right or power hereunder preclude further exercise. Any waivers or amendments shall be effective only if made in writing. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be governed by the law of the State of California without regard to or application of choice of law rules or principles. The prevailing party in any action to enforce this Agreement will be entitled to recover its attorneys' fees and costs in connection with such action. Each party agrees to comply with all applicable laws, rules and regulations in connection with its activities under this Agreement. Nothing contained herein shall be construed as establishing a partnership, joint venture, employment or other business relationship between the parties hereto other than that of independent contractors. This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties have executed this Agreement as of:   AUGUST 31,
1999 ("Effective Date").

 Compuserve Consultants Limited           AdForce, Inc.


 By:           /s/                        By:           /s/
               ------------------------                 -----------------------
 Print Name:   Terrence Fok               Print Name:   Rex S. Jackson
               ------------------------                 -----------------------
 Title:        Executive Director         Title:        V.P., G.C. & Secretary
               ------------------------                 -----------------------

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                      EXHIBIT A--ADFORCE SERVICE DESCRIPTION


-------------------------------------------------------------
                         ADFORCE PLATINUM
 Campaign Management     Scheduling
 features                Delivery
                         Inventory Forecast
                         Reporting
                         Targeting

 Auditing                [*]

 Customer Support        24 hour support by phone or pager

 Same Day Change Orders  [*]

 Campaign Service        Full Service per Section 2 of the
                         Agreement
-------------------------------------------------------------



RATES PER THOUSAND IMPRESSIONS
----------------------------------------------------------------------------------
                                             GOLD        PLATINUM      PLATINUM
 IMPRESSIONS/MONTH          GOLD LIST      RESELLER     LIST PRICE     RESELLER
                              PRICE          PRICE                       PRICE
----------------------------------------------------------------------------------
 Under 5 million               [*]            [*]           [*]           [*]
----------------------------------------------------------------------------------
 5 - 10 million                [*]            [*]           [*]           [*]
----------------------------------------------------------------------------------
 Over 10 - 30 million          [*]            [*]           [*]           [*]
----------------------------------------------------------------------------------
 Over 30 - 100  million        [*]            [*]           [*]           [*]
----------------------------------------------------------------------------------
 Over 100 - 300 million        [*]            [*]           [*]           [*]
----------------------------------------------------------------------------------
 Over 300 million              [*]            [*]           [*]           [*]
----------------------------------------------------------------------------------


Once Compuserve assumes responsibility for campaign insertions for its customers, the above Reseller Price rates will be reduced by a mutually agreed amount to reflect Compuserve's assumption of the costs associated with these activities.

-  Custom reports can be designed for an extra charge.
- Training is available on request for [*] per day, per trainer, plus reasonable travel expenses.
- A surcharge of [*] per thousand Impressions will be applied for each 10 kilobytes, or fraction thereof, that the average size of advertisements over a 30-day period exceeds 15 kilobytes.
-  Rich media will be subject to additional fees.

                                     EXHIBIT B

ADFORCE TARGETING

The AdForce Service include targeting on the following parameters, when AdForce databases allow the parameter to be resolved:

- BROWSER TYPE - Different campaigns can be delivered to visitors with different browsers.
- OPERATING SYSTEM - Different campaigns can be delivered to visitors with different operating systems
- DOMAIN TYPE - Different campaigns can be delivered to visitors from different domains (i.e. .com or .edu)
- SERVICE PROVIDER - Different campaigns can be delivered to visitors with different Internet service providers.
- TELEPHONE AREA CODE - Different campaigns can be delivered to visitors in different area codes.
-  SIC CODE - Different campaigns can be delivered to visitors working for
   companies with different SIC    codes.
- COUNTRY - Different campaigns can be delivered to visitors from different countries.
- FREQUENCY - An advertisement can be shown no more than a specified number of times to each visitor.
-  SEQUENCE - A series of advertisements can be shown in sequence to a visitor.
- KEYWORDS - Advertisements can be targeted on the basis of a word or phrase typed by a visitor.
- SITE DATA - Ads can be targeted on the basis of data in a site's database (i.e. with registered users)
- DAY / DATE / TIME OF DAY - Ads can be scheduled to run during specific times and on specific days.
-  CONTENT AREA - Ads can be targeted to a specific area of a site.

There may be additional charges for additional targeting parameters added in the future such as demographic or behavior targeting, as well as for customization of the targeting algorithms for keywords and site data.

ADFORCE REPORTING

The following reports are currently available in the AdForce Service:


 NETWORK REPORTS           WEBSITE REPORTS            ADVERTISER REPORTS
---------------------------------------------------------------------------------
 Daily Campaign Details    Activity by Advertiser     Campaign On-line Summary
 Daily Campaign Summary    Activity by Area Code      Summary by Area Code
 Monthly Billing Report    Activity by Browser        Summary by Banner
 Summary by Advertiser     Activity by Content Unit   Summary by Browser
 Summary by Area Code      Activity by Country        Summary by Category
 Summary by Browser        Activity by Date           Summary by Country
 Summary by Category       Activity by Domain         Summary by Date
 Summary by Country        Activity by Keyword        Summary by Domain
 Summary by Date           Activity by Hour           Summary by Hour
 Summary by Domain         Activity by Operating      Summary by Operating
                           System                     System
 Summary by Hour           Activity by Pay Type       Summary by Service
                                                      Provider
 Summary by Operating      Activity by Service        Summary by SIC Code
 System                    Provider
 Summary by Payment Type   Activity by SIC Code       Summary by Website
 Summary by Service        Website Revenue            Campaign Summary
 Provider
 Summary by SIC Code                                  Monthly Billing Report
 Summary by Website
 Website Revenue


There will be additional charges for custom reports. There may also be additional charges for reports added in the future.

                                   EXHIBIT C

                           CONFIDENTIALITY ADDENDUM

              This Confidentiality Addendum ("Addendum") is attached to that certain Services Agreement between Compuserve and AdForce, Inc. (the "Services Agreement")
              1. CONFIDENTIAL INFORMATION. For purposes herein, the party disclosing Confidential Information (as defined below) in any given instance is referred to as the "Disclosing Party," and the party receiving the information in such instance is referred to as the "Recipient." "Confidential Information" includes all information, data and know-how disclosed by Disclosing Party to Recipient hereunder, whether in written form or embodied in tangible materials (including, without limitation, software, hardware, drafts, drawings, graphs, charts, spreadsheets, disks, tapes, prototypes, samples, letters, notes, memoranda or presentations), which is clearly marked or labeled "CONFIDENTIAL" or with a similar legend, or which if disclosed orally or not so marked, is of such a type or nature that a reasonable person would conclude that such information is confidential.
              2. CONFIDENTIALITY OBLIGATIONS. Recipient agrees that it will preserve in strict confidence and secure against accidental loss any Confidential Information disclosed by Disclosing Party to Recipient, and will otherwise comply with the terms of this Addendum, for a period of three (3) years from disclosure of such Confidential Information by Disclosing Party. In preserving Disclosing Party Confidential Information, Recipient will use the same standard of care it would use to secure and safeguard its own confidential information of similar importance, but in no event less than reasonable care. Any permitted reproduction of Disclosing Party's Confidential Information shall contain all confidential or proprietary legends that appear on the original. Recipient shall immediately notify Disclosing Party in the event of any loss or unauthorized disclosure of Confidential Information.
              3. PERMITTED DISCLOSURES. Recipient shall permit access to Disclosing Party Confidential Information solely to its employees who (i) have a need to know such information and (ii) have signed confidentiality agreements containing terms at least as restrictive as those contained herein. Recipient shall not disclose Confidential Information to any affiliate, parent or subsidiary of Recipient, or disclose or transfer any Confidential Information to third parties, without the specific prior written approval of Disclosing Party. Recipient shall use Disclosing Party Confidential Information disclosed hereunder solely for the purposes set forth in the Services Agreement and for such other purposes as Disclosing Party shall specifically approve in writing.
              4. OBLIGATION TO RETURN CONFIDENTIAL INFORMATION. Recipient acknowledges that Disclosing Party retains ownership of all Confidential Information disclosed or made available to Recipient. Accordingly, upon any termination, cancellation or expiration of the Services Agreement, or upon Disclosing Party's request for any reason, Recipient shall return promptly to Disclosing Party the originals and all copies (without retention of any copy) of any written documents, tools, materials or other tangible items containing or embodying Confidential Information.
              5. NO REPRESENTATIONS OR WARRANTIES. Disclosing Party makes no warranties, whether express, statutory or implied, relating to the sufficiency or accuracy of the Confidential Information disclosed for any purpose, nor regarding infringement of others' intellectual property rights which may arise from the use of such Confidential Information.
              6. EXCLUSIONS. This Addendum shall not apply to information with respect to which Recipient can affirmatively establish that (a) Recipient rightfully possessed such information prior to its first receipt thereof from Disclosing Party, as shown by files of Recipient in existence at the time of the disclosure; (b) such information is publicly known or, through no wrongful act or failure to act by Recipient, becomes publicly known; (c) the information is hereafter furnished to Recipient by a third party who is not in breach of an obligation of confidentiality; (d) employees or other agents of Recipient who have not been exposed to the Confidential Information independently developed such information without reference to or reliance upon Disclosing Party's confidential information; or (e) Recipient is required by governmental or court order to disclose such information, provided that Recipient shall provide Disclosing Party advance notice thereof to enable Disclosing Party the opportunity to prevent or control such disclosure.
              7. NO GRANT OF PROPERTY RIGHTS. Recipient recognizes and agrees that nothing contained in this Addendum shall be construed as granting any property rights, by license or otherwise, to any Disclosing Party Confidential Information disclosed pursuant to the Services Agreement or this Addendum, or to any invention or any patent right that has issued or that may issue based on such Confidential Information.
              8. REMEDIES; SURVIVAL. Recipient acknowledges that improper disclosure, or threatened disclosure, of Disclosing Party Confidential Information will cause irreparable harm to Disclosing Party, and thus that Disclosing Party shall be entitled to, among other forms of relief, injunctive relief to prevent any such unauthorized disclosure. Recipient's obligations under this Agreement shall survive termination of its association with Disclosing Party regardless of the manner of such termination AND SHALL BE BINDING UPON RECIPIENT'S HEIRS, SUCCESSORS AND ASSIGNS.

                                   EXHIBIT D

                          PLATINUM SERVICES AGREEMENT

       This Platinum Services Agreement ("Agreement") is entered into between Compuserve Consultants Limited, Unit 803 AIA Tower, 183 Electric Road, Hong Kong ("Compuserve"), as reseller for AdForce, Inc., a Delaware corporation with offices at 10590 North Tantau Avenue, Cupertino, CA 95014 ("AdForce"), and the customer further described in the signature block below ("Customer").

       Compuserve is a reseller of the "AdForce Service," an Internet advertising management and delivery service provided by AdForce which enables each user of the AdForce Service to manage advertising on its Web site, a network of Web sites, or similar on-line environments. Each user of the AdForce Service receives a "customer-side" software application ("AdForce Desktop") to enable the user to place ad tags, schedule advertising and generate reports concerning such advertising. AdForce maintains server complexes from which AdForce electronically delivers advertising scheduled by Compuserve or Customer to the online environments containing AdForce ad tags.

       Compuserve and Customer hereby agree as follows:

1. ADFORCE SERVICE. The AdForce Service is further described in EXHIBIT A. In exchange for the fees set forth in EXHIBIT A, Compuserve will provide the AdForce Service through AdForce for the period indicated below:


              ----------------------------------------------------------------
                    LEVEL OF SERVICE                           TERM
              ----------------------------------------------------------------
                ______ / / ADFORCE PLATINUM          ______ / / 180-day term
                 (Initial)                            (Initial)
              ----------------------------------------------------------------
                                                     ______ / / 1-year term
                                                      (Initial)
              ----------------------------------------------------------------


       The AdForce Service provides the following: (a) a monthly report of the number of "Impressions" (defined as the response to a request for an advertisement made via an AdForce ad tag placed by Customer) delivered by AdForce, including verification of each report by a third-party auditor (the Audit Bureau of Verification Services, Inc. or another third party chosen by AdForce); (b) the targeting features further described in EXHIBIT B; and (c) a suite of standard reports also listed in EXHIBIT B. At AdForce's sole discretion, features may be added to the AdForce Service and may be subject to additional fees.

2. CUSTOMER SUPPORT. The AdForce Service includes the customer support described in EXHIBIT A. This customer support will initially be provided by AdForce, but will subsequently be assumed by Compuserve.

3. CUSTOMER OBLIGATIONS. Customer agrees to implement the ad tags as described in the AdForce User Guide and help documentation made available to Customer by Compuserve. Customer agrees to supply Compuserve, with copy to AdForce, the information necessary to schedule Customer's ad campaigns at least 48 hours in advance of campaign initiation. Should the average file size of Customer's advertisements exceed 15 kilobytes, as determined by Compuserve on a monthly basis, Customer agrees to pay the incremental fee listed in EXHIBIT A to compensate for higher bandwidth costs. Customer agrees to provide Compuserve rolling 90-day volume forecasts of Impressions to be delivered using the AdForce Service, updated at the beginning of each calendar month.

4. LICENSE/LIMITATIONS ON USE. Subject to the terms and conditions of this Agreement, Compuserve hereby grants to Customer, contingent on timely payment of monies due to AdForce, a non-exclusive, non-transferable sublicense for the term of this Agreement to use AdForce Desktop internally and solely in connection with the AdForce Service. AdForce shall have the sole and exclusive ownership of all right, title and interest in and to AdForce Desktop, any enhancements thereto and in any materials and data provided to Customer or Compuserve by AdForce. Customer shall not copy, modify, alter, sell, distribute or sublicense AdForce Desktop or reverse assemble, reverse compile or otherwise attempt by any other method to create or derive the source programs of AdForce Desktop, nor authorize or contract with third parties to do the same. Customer shall not use AdForce Desktop or the AdForce Service for any purpose other than managing Customer's advertising on its own Web sites, including without limitation, providing outsourcing services, timesharing or the operation of a service bureau for the benefit of third parties. During the course of delivering advertising to visitors to Customer's site, AdForce will collect and maintain information necessary to target advertising, including but not limited to the user's IP address, cookie, browser type and operating system, as well as the time, date and ad tag of the request. Although AdForce owns the right to use or grant use of this information, Customer will be able, to the extent allowed by law, to run the reports described in EXHIBIT A.

5. CONFIDENTIALITY. The Confidentiality Addendum attached hereto as EXHIBIT C is incorporated herein by reference. Any Customer passwords to the AdForce Service, the AdForce user guides, AdForce Desktop and AdForce "help" documentation, whether on-line or in printed form, are confidential to AdForce. Any account information input into the AdForce Service by Customer, or by Compuserve on behalf of Customer, is confidential to Customer.

6. WARRANTY. Customer warrants that Customer is free to enter into this Agreement and that this Agreement constitutes the valid and binding obligation of Customer, enforceable in accordance with its terms. Compuserve warrants that Compuserve is free to enter into and perform this Agreement and, except for events beyond Compuserve's or AdForce's control, including but not limited to Internet access outages and other events of force majeure, (a) the AdForce Service will materially conform to the functionality described in the AdForce User Guide; (b) AdForce either owns or has the right to use all hardware and software components of the AdForce Service and the provision of the AdForce Service will not infringe on any intellectual property right of any third party. EXCEPT AS SPECIFIED IN THIS SECTION, COMPUSERVE HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, IN CONNECTION WITH THIS AGREEMENT.

7. INDEMNIFICATION. (a) Subject to subsection (b), Customer shall defend, indemnify and hold harmless Compuserve and AdForce from any claims, liability, damages and costs (including reasonable costs and attorneys' fees, "Claims") arising out of or relating to advertising placed by Customer using the AdForce Service, including, without limitation, claims based on the failure of the AdForce Service or AdForce Desktop or allegations of libel, allegations of false or misleading advertising, invasion of privacy or rights of publicity; provided that: (i)

       Compuserve and/or AdForce, as applicable, promptly notifies Customer of such claims; (ii) Customer has sole control of the defense and settlement of such claims and is not responsible for any settlement that it does not approve in writing; and (iii) Compuserve and/or AdForce, as applicable, renders all assistance required, at Customer's expense. (b) Compuserve shall defend, indemnify and hold harmless Customer from any Claims for infringement arising out of or relating to Customer's use of AdForce Desktop pursuant to this Agreement; provided that: (i) Customer promptly notifies Compuserve of such claims; (ii) Compuserve has sole control of the defense and settlement of such claims and is not responsible for any settlement that it does not approve in writing; and (iii) Customer renders all assistance required, at Compuserve's expense. If Compuserve or AdForce believes that an injunction may be entered against Customer's use of AdForce Desktop, AdForce may, at its option, (A) obtain a license permitting such use, (B) modify AdForce Desktop to avoid the infringement, or (C) if it cannot reasonably do either of the foregoing, terminate Customer's license to AdForce Desktop. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, COMPUSERVE'S INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION CONSTITUTE CUSTOMER'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF ANY KIND.

8. LIABILITY. UNDER NO CIRCUMSTANCES WILL CUSTOMER, COMPUSERVE OR ADFORCE BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT, PRODUCT LIABILITY OR OTHERWISE, EVEN IF SUCH PERSON HAS BEEN WARNED OF THE POSSIBILITY OF SUCH DAMAGES. SPECIFICALLY, AND NOT IN LIMITATION OF THE FOREGOING, IN NO EVENT SHALL COMPUSERVE OR ADFORCE BE LIABLE FOR ANY PORTION OF THE VALUE OF LOST AD IMPRESSION INVENTORIES BEYOND THE AD-SERVING COST PER THOUSAND SET FORTH ON EXHIBIT A.

9. TERMINATION. Either party may terminate the Agreement if the other party fails to perform any of its obligations in any material respect, and such failure continues for a period of 30 days after receipt by the breaching party of written notice from the non-breaching party specifying such default. Either party may terminate this Agreement in the event that the other party ceases to do business, undergoes a bankruptcy or insolvency proceeding, or an assignment for the benefit of creditors. Upon the expiration or termination of the Agreement for any reason, the parties will return all confidential information of the other party in their possession. All accrued payment obligations of Customer shall survive expiration or termination of the Agreement, as shall the parties' rights and obligations under Sections 4 through 9, Sections 11 through 13, and EXHIBIT C.

10. ASSIGNMENT. This Agreement is not assignable or transferable by either party without the prior written consent of the other party, except that a party may assign the Agreement (a) by operation of law or (b) to any entity acquiring substantially all of assignor's assets. Notwithstanding the foregoing, Customer acknowledges that this Agreement may be assigned by Compuserve to AdForce.

11. PAYMENT TERMS. Customer shall pay to Compuserve the amounts determined from the pricing schedule set forth in EXHIBIT A, within 15 days from date of invoice. Fees are subject to change upon any renewal of this Agreement.

12. TERM AND LEVEL OF SERVICE. The term shall commence on the Effective Date indicated below and shall continue for the period indicated in Section 1. The term shall automatically renew for the same period of time as the initial term unless, within 30 days of the end of any term, either party notifies the other of its decision to terminate this Agreement.

13. GENERAL. This Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement. No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any partial exercise of any right or power hereunder preclude further exercise. Any waivers or amendments shall be effective only if made in writing. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be governed by the law of the State of California without regard to or application of choice of law rules or principles. The prevailing party in any action to enforce this Agreement will be entitled to recover its attorneys' fees and costs in connection with such action. Each party agrees to comply with all applicable laws, rules and regulations in connection with its activities under this Agreement. Nothing contained herein shall be construed as establishing a partnership, joint venture, employment or other business relationship between the parties hereto other than that of independent contractors. This Agreement may be executed in counterparts.

14. ADFORCE AS THIRD PARTY BENEFICIARY; ANNOUNCEMENTS. Customer and Compuserve acknowledge that AdForce will be supplied a copy of this Agreement when executed, and shall be a third party beneficiary of this Agreement. Customer further agrees that AdForce may list Customer as a customer of the AdForce Service in press materials, and may also display Customer's corporate logo on the AdForce internet website, www.adforce.com, as well as a brief description of Customer's business. Notwithstanding the foregoing, however, Customer must preapprove any quotes or statements attributed to Customer prior to publication.


IN WITNESS WHEREOF, the parties have executed this Agreement as of: ____________ ("Effective Date").

Customer                               Compuserve Consultants Limited

     Company Name:                     By:
                                                   -----------------------------
     Address:                          Print Name:
              ---------------------                -----------------------------

              ---------------------    Title:      -----------------------------

              ---------------------

         Telephone #:
                      ----------------------
         Facsimile #:
                      ----------------------


     By:
                 ---------------------------
     Print Name:
                 ---------------------------
     Title:
                 ---------------------------

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                    EXHIBIT A--ADFORCE SERVICE DESCRIPTION


-------------------------------------------------------------
                         ADFORCE PLATINUM
 Campaign Management     Scheduling
 features                Delivery
                         Inventory Forecast
                         Reporting
                         Targeting

 Auditing                [*]per campaign audit

 Customer Support        24 hour support by phone or pager

 Same Day Change Orders  [*]


 Campaign Service        Full Service - AdForce's (and later
                         Compuserve's) Customer Services
                         personnel schedules campaigns for
                         Customer.  Customer must provide
                         campaign information 48 hours in
                         advance of campaign start time.
-------------------------------------------------------------



 RATES PER THOUSAND IMPRESSIONS
-------------------------------------------------------------
    IMPRESSIONS/MONTH          ADFORCE PLATINUM
-------------------------------------------------------------
 Under 5 million                     [*]
-------------------------------------------------------------
 5 - 10 million                      [*]
-------------------------------------------------------------
 Over 10 - 30 million                [*]
-------------------------------------------------------------
 Over 30 - 100 million               [*]
-------------------------------------------------------------
 Over 100 - 300 million              [*]
-------------------------------------------------------------
 Over 300 million                    [*]
-------------------------------------------------------------


-  Custom reports can be designed for an extra charge.
- On-site training is available on request for [*] per day, per trainer, plus reasonable travel expenses.
- A surcharge of [*] per thousand Impressions will be applied for each 10 kilobytes, or fraction thereof, that the average size of advertisements over a 30-day period exceeds 15 kilobytes.
-  Rich media will be subject to additional fees.

                                   EXHIBIT B

TARGETING

The AdForce Service includes targeting on the following parameters, when AdForce databases allow the parameter to be resolved:

- BROWSER TYPE - Different campaigns can be delivered to visitors with different browsers.
- OPERATING SYSTEM - Different campaigns can be delivered to visitors with different operating systems
- DOMAIN TYPE - Different campaigns can be delivered to visitors from different domains (i.e. .com or .edu)
- SERVICE PROVIDER - Different campaigns can be delivered to visitors with different Internet service providers.
- TELEPHONE AREA CODE - Different campaigns can be delivered to visitors in different area codes.
-  SIC CODE - Different campaigns can be delivered to visitors working for
   companies with different SIC    codes.
- COUNTRY - Different campaigns can be delivered to visitors from different countries.
- FREQUENCY - An advertisement can be shown no more than a specified number of times to each visitor.
-  SEQUENCE - A series of advertisements can be shown in sequence to a visitor.
- KEYWORDS - Advertisements can be targeted on the basis of a word or phrase typed by a visitor.
- SITE DATA - Ads can be targeted on the basis of data in a site's database (i.e. with registered users)
- DAY / DATE / TIME OF DAY - Ads can be scheduled to run during specific times and on specific days.
-  CONTENT AREA - Ads can be targeted to a specific area of a site.

There may be additional charges for additional targeting parameters added in the future such as demographic or behavior targeting, as well as for customization of the targeting algorithms for keywords and site data.

REPORTING

The following reports are currently available in the AdForce Service:


 NETWORK REPORTS               WEBSITE REPORTS                ADVERTISER REPORTS
---------------------------------------------------------------------------------
 Daily Campaign Details        Activity by Advertiser         Campaign On-line Summary
 Daily Campaign Summary        Activity by Area Code          Summary by Area Code
 Monthly Billing Report        Activity by Browser            Summary by Banner
 Summary by Advertiser         Activity by Content Unit       Summary by Browser
 Summary by Area Code          Activity by Country            Summary by Category
 Summary by Browser            Activity by Date               Summary by Country
 Summary by Category           Activity by Domain             Summary by Date
 Summary by Country            Activity by Keyword            Summary by Domain
 Summary by Date               Activity by Hour               Summary by Hour
 Summary by Domain             Activity by Operating System   Summary by Operating System
 Summary by Hour               Activity by Pay Type           Summary by Service Provider
 Summary by Operating System   Activity by Service Provider   Summary by SIC Code
 Summary by Payment Type       Activity by SIC Code           Summary by Website
 Summary by Service Provider   Website Revenue                Campaign Summary
 Summary by SIC Code                                          Monthly Billing Report
 Summary by Website
 Website Revenue


There will be additional charges for reports customized or designed to Customer's specifications. There may also be additional charges for reports added in the future.

                                      EXHIBIT C

                               CONFIDENTIALITY ADDENDUM

              This Confidentiality Addendum ("Addendum") is attached to that certain Platinum Services Agreement between Customer and Compuserve. (the "Services Agreement")

              1. CONFIDENTIAL INFORMATION. For purposes herein, the party disclosing Confidential Information (as defined below) in any given instance is referred to as the "Disclosing Party," and the party receiving the information in such instance is referred to as the "Recipient." "Confidential Information" includes all information, data and know-how disclosed by Disclosing Party to Recipient hereunder, whether in written form or embodied in tangible materials (including, without limitation, software, hardware, drafts, drawings, graphs, charts, spreadsheets, disks, tapes, prototypes, samples, letters, notes, memoranda or presentations), which is clearly marked or labeled "CONFIDENTIAL" or with a similar legend, or which if disclosed orally or not so marked, is of such a type or nature that a reasonable person would conclude that such information is confidential.
              2.     CONFIDENTIALITY OBLIGATIONS.   Recipient agrees that it
will preserve in strict confidence and secure against accidental loss any Confidential Information disclosed by Disclosing Party to Recipient, and will otherwise comply with the terms of this Addendum, for a period of three (3) years from disclosure of such Confidential Information by Disclosing Party. In preserving Disclosing Party Confidential Information, Recipient will use the same standard of care it would use to secure and safeguard its own confidential information of similar importance, but in no event less than reasonable care. Any permitted reproduction of Disclosing Party's Confidential Information shall contain all confidential or proprietary legends that appear on the original. Recipient shall immediately notify Disclosing Party in the event of any loss or unauthorized disclosure of Confidential Information.
              3.     PERMITTED DISCLOSURES.   Recipient shall permit access to
Disclosing Party Confidential Information solely to its employees who (i) have a need to know such information and (ii) have signed confidentiality agreements containing terms at least as restrictive as those contained herein. Recipient shall not disclose Confidential Information to any affiliate, parent or subsidiary of Recipient, or disclose or transfer any Confidential Information to third parties, without the specific prior written approval of Disclosing Party. Recipient shall use Disclosing Party Confidential Information disclosed hereunder solely for the purposes set forth in the Services Agreement and for such other purposes as Disclosing Party shall specifically approve in writing.
              4. OBLIGATION TO RETURN CONFIDENTIAL INFORMATION. Recipient acknowledges that Disclosing Party retains ownership of all Confidential Information disclosed or made available to Recipient. Accordingly, upon any termination, cancellation or expiration of the Services Agreement, or upon Disclosing Party's request for any reason, Recipient shall return promptly to Disclosing Party the originals and all copies (without retention of any copy) of any written documents, tools, materials or other tangible items containing or embodying Confidential Information.
              5.     NO REPRESENTATIONS OR WARRANTIES.   Disclosing Party makes
no warranties, whether express, statutory or implied, relating to the sufficiency or accuracy of the Confidential Information disclosed for any purpose, nor regarding infringement of others' intellectual property rights which may arise from the use of such Confidential Information.

              6.     EXCLUSIONS.   This Addendum shall not apply to information
with respect to which Recipient can affirmatively establish that (a) Recipient rightfully possessed such information prior to its first receipt thereof from Disclosing Party, as shown by files of Recipient in existence at the time of the disclosure; (b) such information is publicly known or, through no wrongful act or failure to act by Recipient, becomes publicly known; (c) the information is hereafter furnished to Recipient by a third party who is not in breach of an obligation of confidentiality; (d) employees or other agents of Recipient who have not been exposed to the Confidential Information independently developed such information without reference to or reliance upon Disclosing Party's confidential information; or (e) Recipient is required by governmental or court order to disclose such information, provided that Recipient shall provide Disclosing Party advance notice thereof to enable Disclosing Party the opportunity to prevent or control such disclosure.
              7.     NO GRANT OF PROPERTY RIGHTS.   Recipient recognizes and
agrees that nothing contained in this Addendum shall be construed as granting any property rights, by license or otherwise, to any Disclosing Party Confidential Information disclosed pursuant to the Services Agreement or this Addendum, or to any invention or any patent right that has issued or that may issue based on such Confidential Information.
              8.     REMEDIES; SURVIVAL.   Recipient acknowledges that improper
disclosure, or threatened disclosure, of Disclosing Party Confidential Information will cause irreparable harm to Disclosing Party, and thus that Disclosing Party shall be entitled to, among other forms of relief, injunctive relief to prevent any such unauthorized disclosure. Recipient's obligations under this Agreement shall survive termination of its association with Disclosing Party regardless of the manner of such termination and shall be binding upon Recipient's heirs, successors and assigns.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                     EXHIBIT E

                             LIST OF ELIGIBLE COUNTRIES


- China
- Taiwan
- Macau
- Hong Kong S.A.R.
- Singapore
- [*] (as defined in Section 2.17 of the Joint Venture Agreement)*





* COMPUSERVE'S RIGHT TO OPERATE IN [*] IS SUBJECT TO THE PROVISIONS OF SECTION 8.8(b) OF THE JOINT VENTURE AGREEMENT.

                                      ANNEX L
                    NONDISCLOSURE AND CONFIDENTIALITY AGREEMENT

       This Mutual Nondisclosure and Confidentiality Agreement ("Agreement") is entered into as of August 31, 1999 by and among ADFORCE, INC. ("Parent"), a Delaware corporation located at 10590 North Tantau Avenue, Cupertino, CA 95014, ADFORCE ASIA LIMITED ("AdForce Asia"), a Hong Kong corporation with offices located at 19/F One International Finance Centre, Suite 11, Harbour View Street, Central Hong Kong ("AdForce Asia"), SINA.COM ("Sina"), a Cayman Islands corporation with its U.S. offices at 1313 Geneva Drive, Sunnyvale, CA 94089, and COMPUSERVE CONSULTANTS, LTD., a Hong Kong corporation with principal offices at Unit 405, 4/F, Westlands Centre, 20 Westlands Road, Quarry Bay, Hong Kong ("Compuserve").

                                      RECITALS

       A. Parent, AdForce Asia, Sina and Compuserve (collectively, the "Parties") propose to have business and/or technical discussions or negotiations relating to the Joint Venture Agreement dated effective as of August 31, 1999 and to which this Agreement is attached as Annex L.

       B. The Parties anticipate that such discussions and negotiations will involve disclosures by and among them of confidential and proprietary information as defined below ("Confidential Information"). For purposes herein, the party disclosing Confidential Information in any given instance is referred to as the "Disclosing Party," and the party receiving the information in such instance is referred to as the "Recipient."

       C. Recipient wishes to receive, and Disclosing Party has agreed to disclose, such information to permit the Parties to perform their obligations under the JV, and for other purposes which Disclosing Party may authorize in writing.

       NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

       1.     CONFIDENTIAL INFORMATION.   Confidential Information includes all
information, data and know-how disclosed by Disclosing Party to Recipient hereunder, whether in written form or embodied in tangible materials (including, without limitation, software, hardware, drafts, drawings, graphs, charts, spreadsheets, disks, tapes, prototypes, samples, letters, notes, memoranda or presentations), which is clearly marked or labeled "CONFIDENTIAL" or with a similar legend, or which if disclosed orally or not so marked, is of such a type or nature that a reasonable person would conclude that such information is confidential.

       2.     CONFIDENTIALITY OBLIGATIONS.   Recipient agrees that it will
preserve in strict confidence and secure against accidental loss any Confidential Information disclosed by Disclosing Party to Recipient, and will otherwise comply with the terms of this Agreement, for a period of three (3)
years from disclosure of such Confidential Information by Disclosing Party.   In
preserving Disclosing Party Confidential Information, Recipient will use the same standard of care it would use to secure and safeguard its own confidential information of similar importance, but in no event less than reasonable care. Any permitted reproduction of Disclosing Party's Confidential Information shall contain all confidential or proprietary legends that appear on the original. Recipient shall immediately notify Disclosing Party in the event of any loss or unauthorized disclosure of Confidential Information.

       3.     PERMITTED DISCLOSURES.   Recipient shall permit access to
Disclosing Party Confidential Information solely to its employees who (i) have a need to know such information and (ii) have signed confidentiality agreements containing terms at least as restrictive as those contained herein. Recipient shall not disclose Confidential Information to any affiliate, parent or subsidiary of Recipient, or disclose or transfer any Confidential Information to third parties, without the specific prior written approval of Disclosing Party. Recipient shall use Disclosing Party Confidential Information disclosed hereunder solely for the purpose of performing its obligations under the JV and for such other purposes as Disclosing Party shall specifically approve in writing.

       4.     OBLIGATION TO RETURN CONFIDENTIAL INFORMATION.   Recipient
acknowledges that Disclosing Party retains ownership of all Confidential Information disclosed or made available to Recipient. Accordingly, on termination of discussions or upon any termination, cancellation or expiration of this Agreement or the JV, or upon Disclosing Party's request for any reason, Recipient shall return promptly to Disclosing Party the originals and all copies (without retention of any copy) of any written documents, tools, materials or other tangible items containing or embodying Confidential Information.

       5.     NO REPRESENTATIONS OR WARRANTIES.   Disclosing Party makes no
warranties, whether express, statutory or implied, relating to the sufficiency or accuracy of the Confidential Information disclosed for any purpose, nor regarding infringement of others' intellectual property rights which may arise from the use of such Confidential Information.

       6.     EXCLUSIONS.   This Agreement shall not apply to information with
respect to which Recipient can affirmatively establish that (a) Recipient rightfully possessed such information prior to its first receipt thereof from Disclosing Party, as shown by files of Recipient in existence at the time of the disclosure; (b) such information is publicly known or, through no wrongful act or failure to act by Recipient, becomes publicly known; (c) the information is hereafter furnished to Recipient by a third party who is not in breach of an obligation of confidentiality; (d) employees or other agents of Recipient who have not been exposed to the Confidential Information independently developed such information without reference to or reliance upon Disclosing Party's confidential information; or (e) Recipient is required by governmental or court order to disclose such information, provided that Recipient shall provide Disclosing Party advance notice thereof to enable Disclosing Party the opportunity to prevent or control such disclosure.

       7.     NO GRANT OF PROPERTY RIGHTS.   Recipient recognizes and agrees
that nothing contained in this Agreement shall be construed as granting any property rights, by license or otherwise, to any Disclosing Party Confidential Information disclosed pursuant to this Agreement, or to any invention or any patent right that has issued or that may issue based on such Confidential Information.

       8.     NO COMMITMENT TO DO BUSINESS.   This Agreement does not bind, nor
shall it be construed as binding, Disclosing Party to conduct any specific business with Recipient. Any agreement by Disclosing Party to buy, sell, develop, produce, manufacture, test or otherwise deal in products or services of Recipient shall be by separate written agreement. However, to the extent that the parties proceed to do business together without executing a new confidentiality agreement for that purpose, Recipient shall continue to comply with the terms of this Agreement with respect to any Confidential Information disclosed by Disclosing Party to Company prior to and during the course of that business relationship.

       9.     GOVERNING LAW; ETC.   This Agreement shall be governed by and
construed in accordance with the laws of California, without reference to conflict of laws principles. Any disputes under this Agreement shall be subject to the exclusive jurisdiction and venue of the California state courts and the Federal courts located in Santa Clara County, California. The parties hereby consent to the personal and exclusive jurisdiction and venue of these courts. Recipient acknowledges that improper disclosure, or threatened disclosure, of Disclosing Party Confidential Information will cause irreparable harm to Disclosing Party, and thus that Disclosing Party shall be entitled to, among other forms of relief, injunctive relief to prevent any such unauthorized disclosure. There are no understandings, agreements, or representations, expressed or implied, not specified herein. This Agreement may not be amended, nor may any obligation hereunder be waived, except by a writing signed by both parties hereto. Recipient's obligations under this Agreement shall survive termination of its association with Disclosing Party regardless of the manner of such termination and shall be binding upon Recipient's heirs, successors and assigns. This Agreement supersedes any course of dealing, usage of trade and any previous agreements between the parties relating to the subject matter hereof.

ADFORCE, INC.                      SINA.COM


By:/s/                             By: /s/
   -----------------------------      ----------------------------
    Duly Authorized Signatory           Duly Authorized Signatory
Printed Name: Rex S. Jackson       Printed Name: Daniel Mao
             -------------------                ------------------
Title:                             Title:Director
      --------------------------         -------------------------


ADFORCE ASIA LIMITED               COMPUSERVE CONSULTANTS, LTD.


By: (To be signed)                 By: /s/
   -----------------------------      ----------------------------
    Duly Authorized Signatory          Duly Authorized Signatory
Printed Name:                      Printed Name: Terrence Fok
             -------------------                ------------------
Title:                             Title: Executive Director
      --------------------------         -------------------------

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                     SCHEDULE 1
                                     ----------

                                   Capitalization



The parties shall purchase shares in the JV according to the following schedule:


       COMMON SHARES
       Price per Share:                        HK$[*]


       Party                         Investment           Shares
       --------------------------------------------------------------
       AdForce                                  [*]         3,051,242
       Sina.com                                 [*]         2,934,783
       CompuServe                               [*]           388,199
       --------------------------------------------------------------
       Total                                    [*]         6,374,224


       SERIES A PREFERRED SHARES
       Price per Share:                       HK$[*]


       Party                         Investment           Shares
       --------------------------------------------------------------
       AdForce                                  [*]         1,500,000
       Sina.com                                 [*]         1,275,000
       --------------------------------------------------------------
       Total                                    [*]         2,775,000


       SERIES A1 PREFERRED SHARES
       Price per Share:                        HK$[*]


       Party                         Investment           Shares
       --------------------------------------------------------------
       AdForce                                  [*]         2,750,000
       --------------------------------------------------------------
       Total                                    [*]         2,750,000


* Reserved for Option Pool: 700,000 shares of Common Stock.


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